MG ADVANTAGE 401(k) PLAN

Amended and Restated Effective January 1, 2013

MG Advantage 401(k) Plan
Amended and Restated Effective January 1, 2013

MG Advantage 401(k) Plan
Amended and Restated Effective January 1, 2013

1.42.	Normal Retirement Age	12
1.43.	Normal Retirement Date	12
1.44.	Park Account	13
1.45.	Park Participant	13
1.46.	Park Plan	13
1.47.	Participant	13
1.48.	Plan	13
1.49.	Plan Year	13
1.50.	Profit Sharing Account	13
1.51.	Profit Sharing Contribution	13
1.52.	Qualified Joint and Survivor Annuity	14
1.53.	Qualified Pre-Retirement Survivor Annuity	14
1.54.	Register Account	14
1.55.	Register Participant	14
1.56.	Register Plan	14
1.57.	Regulation	14
1.58.	Retirement Date	14
1.59.	Rollover Account	15
1.60.	Rollover Contributions	15
1.61.	Roth Account	15
1.62.	Roth Contribution	15
1.63.	Safe Harbor Matching Contribution	15
1.64.	Safe Harbor Matching Contribution Account	15
1.65.	Special Register Contribution Account	15
1.66.	Terminated Participant	16
1.67.	Termination Date	16
1.68.	Top Heavy Plan	16
1.69.	Top Heavy Plan Year	16
1.70.	Total and Permanent Disability	16
1.71.	Trustee	16
1.72.	Trust Fund	16
1.73.	USERRA	16
1.74.	Valuation Date	17
1.75.	Vested	17
1.76.	Voluntary Contribution	17
1.77.	Voluntary Contribution Account	17
1.78.	Year of Service	17
ARTICLE II	ADMINISTRATION	20
2.01.	Powers and Responsibilities of the Company	20
2.02.	Appointment of Committee	20
2.03.	Allocation and Delegation of Responsibilities	20
2.04.	Powers and Duties of the Administrator	20
2.05.	Records and Reports	21
2.06.	Appointment of Advisers	22
2.07.	Information from Employer	22

MG Advantage 401(k) Plan
Amended and Restated Effective January 1, 2013

2.08.	Payment of Expenses	22
2.09.	Majority Actions	22
2.10.	Claims Procedure	22
2.11.	Claims Review Procedure	23
ARTICLE III	ELIGIBILITY	24
3.01.	Conditions of Eligibility	24
3.02.	Application for Participation	25
3.03.	Effective Date of Participation	25
3.04.	Determination of Eligibility	25
3.05.	Omission of Eligible Employee	25
3.06.	Inclusion of Ineligible Employee	25
3.07.	Inclusion of Employees Eligible under USERRA	26
ARTICLE IV	INVESTMENTS	27
4.01.	Investment of Participants’ Accounts	27
4.02.	Selection of Investment Option and Allocation of Net Income/Loss	27
4.03.	Participants’ Investments in the Common Stock Fund	28
4.04.	Acquisition of Common Stock by the Trustee	28
4.05.	Stock Rights, Splits and Dividends	29
4.06.	Voting of Securities	29
4.07.	Investment of Income	30
4.08.	Addition and Removal of Investment Funds	30
ARTICLE V	CONTRIBUTIONS AND ALLOCATIONS	31
5.01.	Matching Contributions	31
5.02.	Elective Contributions, Catch-Up Contributions and Roth Contributions	32
5.03.	Rollover Contributions	35
5.04.	Profit Sharing Contributions	35
5.05.	Time of Payment of Employer’s Contribution	36
5.06.	Allocation of Contributions and Earnings	36
5.07.	Maximum Annual Additions	38
5.08.	Correction of Excess Annual Additions	42
5.09.	Voluntary Contributions	42
5.10.	Special Register Contribution	43
ARTICLE VI	VALUATIONS	44
6.01.	Valuation of the Trust Fund	44
6.02.	Method of Valuation	45
ARTICLE VII	DETERMINATION AND DISTRIBUTION OF BENEFITS	45
7.01.	Determination of Benefits upon Retirement	45
7.02.	Determination of Benefits upon Death	45
7.03.	Determination of Benefits in Event of Disability	46
7.04.	Determination of Vested Benefits upon Termination of Employment	47
7.05.	Distribution of Benefits	48
7.06.	Minimum Required Distributions	53

MG Advantage 401(k) Plan
Amended and Restated Effective January 1, 2013

7.07.	Distribution of Benefits upon Death	58
7.08.	Time of Segregation or Distribution	61
7.09.	Distribution for Minor Beneficiary	62
7.10.	Location of Participant or Beneficiary Unknown	62
7.11.	Pre-Retirement Distribution	62
7.12.	Discretionary Withdrawals	63
7.13.	Hardship Distribution	64
7.14.	Payments Pursuant to Qualified Domestic Relations Orders	66
7.15.	Loans to Participants	66
7.16.	Qualified Reservist Distributions	68
7.17.	Roth Account Withdrawals	68
ARTICLE VIII	AMENDMENT, TERMINATION, AND MERGERS	69
8.01.	Amendment	69
8.02.	Termination	70
8.03.	Merger or Consolidation	70
ARTICLE IX	MISCELLANEOUS	71
9.01.	Participants’ Rights	71
9.02.	Alienation	71
9.03.	Construction of Plan	73
9.04.	Gender and Number	73
9.05.	Legal Action	73
9.06.	Prohibition against Diversion of Funds	73
9.07.	Bonding	73
9.08.	Employer’s and Trustee’s Protective Clause	74
9.09.	Insurer’s Protective Clause	74
9.10.	Receipt and Release for Payments	74
9.11.	Action by the Employer	74
9.12.	Named Fiduciaries and Allocation of Responsibility	74
9.13.	Headings	75
9.14.	Disallowance of Contributions	75
9.15.	Uniformity	75
9.16.	Administration Necessary to Comply with Section 16	75
9.17.	Severability	76
ARTICLE X	PARTICIPATING EMPLOYERS	77
10.01.	Adoption by Other Employers	77
10.02.	Requirements of Participating Employers	77
10.03.	Designation of Agent	78
10.04.	Employee Transfers	78
10.05.	Participating Employer’s Contribution	78
10.06.	Amendment	78
10.07.	Discontinuance of Participation	78
10.08.	Administrator’s Authority	79

MG Advantage 401(k) Plan
Amended and Restated Effective January 1, 2013

ARTICLE XI	TOP HEAVY RULES	80
11.01.	Top Heavy Plan Requirements	80
11.02.	Determination of Top Heavy Status	80
SCHEDULE I	PARTICIPATING EMPLOYERS	84
SCHEDULE II	SPECIAL SERVICE CREDITING PROVISIONS	86
APPENDIX A	NONDISCRIMATION TESTING	87

MG ADVANTAGE 401(K) PLAN

WITNESSETH:

WHEREAS, the Company heretofore established a Profit Sharing Plan, effective September 20, 1966 (hereinafter called the “Initial Effective Date”), now known as the MG Advantage 401(k) Plan, in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees;

WHEREAS, under the terms of the Plan, the Board of Directors of the Company has the authority to amend the Plan;

WHEREAS, the Plan was amended and restated effective January 1, 2002 for good faith compliance with clarifications under the Economic Growth and Tax Relief Reconciliation Act of 2001 and the Job Creation and Worker Assistance Act of 2002;

WHEREAS, the Company has determined that it is in the best interest of its employees to add a discretionary profit sharing feature to the Plan;

WHEREAS, the Plan is further amended, effective for Plan Years beginning on or after January 1, 2007, unless such other date is set forth herein, to comply with the Pension Protection Act of 2006 (“PPA”). The Plan is further amended to comply with the requirements of the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) and the Worker, Retiree, and Employee Recovery Act of 2008 (“WRERA”);

WHEREAS, the Plan is amended effective as of January 1, 2011, to reinstate a discretionary non-safe harbor Matching Contribution to the Plan;

WHEREAS, the Plan is amended, effective July 1, 2011, to permit Participants to make designated Roth contributions to the Plan; and

WHEREAS, the Plan is amended, effective January 1, 2012, to limit the number of Common Stock transfers permitted by a Participant.

NOW THEREFORE, effective as of January 1, 2013, except as otherwise provided herein, the Company amends and restates the MG Advantage 401(k) Plan in its entirety to incorporate all changes made to the Plan since its last restatement, and to make additional changes to conform to statutory and regulatory rules.

ARTICLE I
DEFINITIONS

1.01.	Account

Account means an actual account or bookkeeping record reflecting a Participant’s interest in the assets or value of the Trust Fund. A Participant may have several Accounts. When the term Account is used without modification, it means the sum of all of a Participant’s Plan Accounts. Amounts credited to a Participant’s Account (other than a specially segregated account) do not give a Participant a right to or claim on any asset of the Trust Fund.

1.02.	Administrator

Administrator means the Company, or a committee or person or entity, if any, appointed by the Company to carry out the administration of the Plan.

1.03.	Allocation Date

Allocation Date means the last Valuation Date of the payroll period.

1.04.	Anniversary Date

Anniversary Date means December 31st of each year.

1.05.	Annuity Starting Date

Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

1.06.	Beneficiary

 Beneficiary means the person designated by a Participant to whom the share of a deceased Participant’s total Account is payable, subject to the applicable restrictions of Article VII.

1.07.	Break in Service

Break in Service means the period of 12 consecutive months during which an Employee has not completed one Hour of Service with the Employer, beginning with the Participant’s Termination Date and ending on the first anniversary of such date. Notwithstanding the preceding sentence, for purposes of Section 3.01(c), a Break in Service is a 12-month computation period in which an Employee has not completed at least 501 Hours of Service. For purposes of the preceding sentence, the initial 12-month computation period is the 12-month period commencing on the date the Employee first performs an Hour of Service and the succeeding 12-month computation periods commence with the first Plan Year which commenced prior to the first anniversary of the Employee’s employment commencement date. To the extent required by USERRA, a Break in Service shall not result from a period or periods of service in the “uniformed services,” within the meaning of USERRA.

1.08.	Catch-Up Contribution

Catch-Up Contribution means the Employer’s contribution that is made to the Plan on behalf of a Participant’s deferral election pursuant to Section 5.02(b).

1.09.	Code

Code means the Internal Revenue Code of 1986, as amended from time to time.

1.10.	Common Stock

Common Stock means the Class A common stock of Media General, Inc.

1.11.	Company

Company means Media General, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, or its successor or assign which adopts the Plan.

1.12.	Compensation

Compensation, with respect to any Participant, means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, as adjusted in this Section. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Amounts contributed by the Employer under the Plan and any non-taxable fringe benefits provided by the Employer shall not be considered as Compensation, except for an Eligible Employee’s Compensation that is deferred pursuant to Section 5.02 (which shall be considered Compensation hereunder).

The determination of Compensation shall include salary reduction contributions made on behalf of an Employee to a plan maintained under Code Section 125 and 401(k). Effective for Plan Years beginning on and after January 1, 2001, Compensation shall include elective amounts that are not includible in the gross income of an Employee by reason of Code Section 132(f)(4).

Compensation shall be recognized as of an Eligible Employee’s effective date of participation pursuant to Section 3.03.

For Plan Years commencing on or after January 1, 2002, Compensation in excess of the EGTRRA Compensation Limit shall be disregarded. The EGTRRA Compensation Limit, as of January 1, 2002, is $200,000 and shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), as amended, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year, this Compensation limit shall be an amount equal to the limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the EGTRRA or OBRA “93 Compensation Limits (as defined in the Plan prior to January 1, 2007), as applicable, in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the Plan Year beginning on or after January 1, 1994, the OBRA “93 Compensation Limit is $150,000.

If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

For Plan Years beginning on or after January 1, 2009, a differential wage payment, as defined in Code Section 3401(h)(2), shall be treated as Compensation

1.13.	Contract or Policy

Contract or Policy means a life insurance policy or annuity contract (group or individual) issued by the Insurer as elected. The Company has the sole and exclusive discretion to select an Insurer and enter into a Contract or Policy.

1.14.	Elective Contribution

Elective Contribution means the Employer contribution to the Plan that is made pursuant to the Participant’s deferral election provided under Section 5.02. Elective Contributions shall be subject to the requirements of Sections 5.02(d) and (c).

1.15.	Elective Contribution Account

Elective Contribution Account means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant’s deferral elections made pursuant to Section 5.02 (and the balance of a Register or Park Participant’s Elective Contribution Account under the Register Plan or Park Plan, respectively, which is transferred to the Plan).

1.16.	Eligible Employee

Eligible Employee means any Employee of the Company or a Participating Employer (provided for under Section 10.01 and set forth in Schedule I attached hereto) who otherwise is eligible to participate in the Plan under the provisions of this Section and the provisions of Article III and, thereafter, has not become ineligible to participate according to the Plan.

Eligible Employee shall exclude the following:

(a)     any student or intern hired on an occasional or temporary basis;

(b)     any distributor-employee of The Tribune Company;

(c)     for purposes of Profit Sharing Contributions, any temporary employees, including seasonal employees of the Company or a Participating Employer (or a participating subsidiary or division thereof). For purposes of this section, a “temporary” or “seasonal” employee is an employee whose duration of employment is established as of the date the employee is hired by the Company;

(d)     any independent contractor providing services to the Company or any of its subsidiaries or divisions;

(e)     employees of any division of Virginia Newspapers, Inc. that is set forth specifically in Schedule II hereto;

(f)     employees covered under a collective bargaining agreement entered into by the Company, unless such agreement provides for participation in this Plan;

(g)     all independent contractor newspaper carriers of any Employer;

(h)     all common law employees of any Employer whose sole function is the delivery of newspapers (herein the “Common Law Employee Newspaper Carriers”). This exclusion shall not apply to an Employee whose assigned job duties include non-carrier responsibilities; and

(i)     any individual who is not reported on the Company’s or a Designated Affiliated Company’s payroll records as a common law employee, and who is not characterized or treated by the Company or the Designated Affiliated Company as a common law employee of the Company or an Affiliated Company, even if such individual is later reclassified, or deemed to be reclassified as a common law employee.

1.17.	Employee

Employee means any person who is employed by the Employer. Employee shall not include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2), unless (a) such Leased Employee is covered by a money purchase pension plan providing: (i) a non-integrated employer contribution rate of at least 10 percent of compensation, as defined at Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee’s gross income under Code Sections 125, 402(e)(3), or 402(h)(1)(B), (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the non-highly compensated work force of all Media General Companies.

1.18.	Employer

Employer means Media General, Inc. and any Participating Employer (as defined in Section 10.01) which shall adopt this Plan, as set forth in Schedule I attached hereto.

When used in this Plan, the term “Employer” shall refer to the specific Employer of the Employee or Participant under consideration, rather than to all of the Employers in the aggregate, unless the context indicates otherwise.

1.19.	Entry Date

Entry Date means (i) a Participant’s 401(k) Entry Date for purposes of Elective Contributions, Roth Contributions, Safe Harbor Matching Contributions, or Matching Contributions, as applicable, which is the first day of a calendar month, or (ii) a Participant’s Profit Sharing Entry Date for purposes of Profit Sharing Contributions, which is the first day of each Plan Year and the first day of the seventh month of each Plan Year.

1.20.	ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.21.	Excess Annual Addition

Excess Annual Addition means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 5.07.

1.22.	Excess Deferred Compensation

Excess Deferred Compensation means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Elective Contribution actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by this reference.

1.23.	FMLA

FMLA means the Family and Medical Leave Act of 1993, as amended.

1.24.	Fiduciary

Fiduciary means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any funds or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility regarding the administration of the Plan, including, but not limited to, the Trustee, the Company and the Administrator.

1.25.	Five-Year Break in Service

Five-Year Break in Service means five consecutive Breaks in Service. As provided in Section 1.07, a Break in Service for purposes of Section 3.01(c) is a 12-month computation period (as defined in Section 3.01(c)) in which an Employee has not completed at least 501 Hours of Service.

1.26.	Forfeiture

Forfeiture means any amounts that may be forfeited, and are forfeited, under the terms of the Plan. Forfeitures may first be used to pay the Plan’s expenses, if any, associated with the administration of the Plan (including reimbursement of the Employer for advances made by the Employer with respect to such Plan expenses); and, the balance, if any, shall be used to reduce Employer contributions to the Plan. Forfeitures may not be allocated to a Participant’s Roth Account.

1.27.	Former Participant

Former Participant means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.28.	415 Compensation

415 Compensation means compensation as defined in Section 5.07.

1.29.	414(s) Compensation

414(s) Compensation, with respect to any Employee, means 415 Compensation paid during a Plan Year, adjusted as set forth below in accordance with Regulation Sections 1.414(s)-1(c) and 1.414(s)-1(d).

For purposes of this Section, the determination of 414(s) Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), or 402(h)(1)(B), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. “Salary reduction agreement” means a voluntary agreement entered into between an Employee and his Employer setting forth the Employee’s deferred compensation election.

414(s) Compensation in excess of $200,000 (the EGTRRA Compensation Limit) shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the 414(s) Compensation limit shall be an amount equal to the 414(s) Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.

If Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the EGTRRA and OBRA “93 Compensation Limits (as defined in the Plan prior to January 1, 2007), as applicable, in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA “93 Compensation Limit is $150,000.

If, in connection with the adoption of this amendment and restatement, the definition of 414(s) Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, 414(s) Compensation means compensation determined pursuant to the Plan then in effect.

1.30.	Highly Compensated Employee

Highly Compensated Employee means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the Plan Year and is in one or more of the following groups:

(a)     was a “five-percent” owner at any time during the Plan Year or the preceding Plan Year; or,

(b)     for the preceding Plan Year had Compensation from the Employer for the Plan Year in excess of $80,000.

For purposes of this Section, the determination of 415 Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), or 402(h), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amounts specified in (b) above shall be adjusted at such time and in such manner as is provided in the Regulations. In the case of such an adjustment, the dollar limits that shall be applied are those for the calendar year in which the “determination year” or “look-back year” begins.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Media General Companies shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees, unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. In addition, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

Effective for Plan Years beginning on and after January 1, 2001, the determination of 415 Compensation shall be made by including amounts which are not includible in the gross income of the Participant under Code Section 132(f)(4).

1.31.	Highly Compensated Former Employee

Highly Compensated Former Employee means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of separation from service or in any “determination year” after attaining age 55. Highly Compensated Former Employees shall be treated as Highly Compensated Employees.

1.32.	Hour of Service

Hour of Service means (i) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by any Media General Company for the performance of duties during the applicable computation period; (ii) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by any Media General Company (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (iii) each hour for which back pay is awarded or agreed to by any Medial General Company without regard to mitigation of damages. The same Hours of Service shall not be credited both under (i) or (ii), as the case may be, and under (iii).

Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

An Hour of Service must be counted for the purpose of determining a Year of Service, a Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor Regulation Section 2530.200b-2(b) and (c), are incorporated herein by reference.

Hours of Service shall include service required to be credited under FMLA, or its successor. Hours of Service shall include service required to be credited under USERRA, or its successor, in accordance with Code section 414(u).

For purposes of determining whether a Break in Service, as defined in Section 1.07, for participation purposes has occurred in a 12-month computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which otherwise would have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual; (2) by reason of a birth of a child of the individual; (3) by reason of the placement of the child with the individual in connection with the adoption of such child by such individual; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the 12-month computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following 12-month computation period.

An Employee will be credited with one hundred ninety (190) Hours of Service if under this section such Employee would be credited with at least one Hour of Service during a calendar month. Hours of Service shall be credited in a manner consistent with Department of Labor Regulation Sections 2530.200b-2 and 2530-200b-3.

1.33.	Income

Income means the income allocable to “excess amounts” which shall equal the sum of the allocable gain or loss for the “applicable computation period”. The income allocable to “excess amounts” for the “applicable computation period” is calculated using the normal method of calculating earnings attributable to each Participant’s allocation of Excess Deferred Compensation.

Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made.

1.34.	Investment Committee

Investment Committee means the committee, if any, appointed by the Company to select investment funds and investment service providers.

1.35.	Investment Manager

Investment Manager means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.36.	Key Employee

Key Employee means an Employee as defined in Code Section 416(i) and the Regulations thereunder.

For Plan Years beginning on or after January 1, 2002, generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the Determination Date, has been included in one of the following categories:

(a)     an officer of the Employer (as that term is deemed within the meaning of the Regulations under Code Section 416) having annual 415 Compensation greater than $130,000, as adjusted in accordance with Code Section 416, for any such Plan Year;

(b)     a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers; or

(c)     a “one percent owner” of the Employer having annual 415 Compensation from the Employer of more than $150,000. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

1.37.	Leased Employee

Leased Employee means any person (other than an Employee of the “recipient”) who, pursuant to an agreement between an Employer and any other person (a “leasing organization”) has performed services for the “recipient” (or for the Employer and related persons, determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the “recipient.”

1.38.	Matching Contribution

Matching Contribution means the Employer’s Matching Contribution made (i) on or before December 31, 2000, or (ii) on or after January 1, 2011.

1.39.	Matching Contribution Account

Matching Contribution Account means the account established and maintained by the Administrator for each Participant resulting from Matching Contributions made with respect to Elective Contributions made for services performed on or before December 31, 2000, and on or after January 1, 2011 (and the balance of a Register or Park Participant’s Matching Contribution Account under the Register Plan or Park Plan which is transferred to the Plan). Effective as of January 1, 2001, the 1996 Special Register Contribution Accounts of Register Participants were transferred to such Participants’ Matching Contribution Account.

1.40.	Media General Company

Media General Company means the Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o); and shall include any other entity to the extent approved by the Board of Directors of Media General, Inc. as specified in the attached Schedule I entitled “Participating Employers in the Thrift Plan Plus for Employees of Media General, Inc.”

1.41.	Non-Key Employee

Non-Key Employee means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

1.42.	Normal Retirement Age

Normal Retirement Age means age 65.

1.43.	Normal Retirement Date

Normal Retirement Date means the first day of the month coinciding with or next following the Participant’s Normal Retirement Age.

1.44.	Park Account

Park Account means the balance of a Park Participant’s Elective Contribution Account and Matching Contribution Account, respectively, accumulated under the Park Plan and transferred into a Participant’s Elective Contribution Account and Matching Contribution Account, respectively, under the Plan on December 31, 2000, and amounts accumulated under the Plan for such a participant on or after January 1, 2000.

1.45.	Park Participant

Park Participant means a participant in the Park Plan whose Account balances under the Park Plan are transferred to the Plan on December 31, 2000.

1.46.	Park Plan

Park Plan means the Park Communications, Inc. Profit Sharing Plan and Trust in effect on December 31, 2000.

1.47.	Participant

Participant means any Eligible Employee who participates in the Plan as provided in Article III, and has not for any reason become ineligible to participate further in the Plan.

1.48.	Plan

Plan means the MG Advantage 401(k) Plan, including all amendments thereto. On and after January 1, 2002, the Plan shall be maintained as an employee stock ownership plan, as that term is defined at Code Section 4975(e), and designed to invest primarily in Company securities (Common Stock). Despite formal designation as an employee stock ownership plan, the general Plan rules governing deferrals and matching contributions will remain unchanged.

1.49.	Plan Year

Plan Year means the Plan’s accounting year of 12 months commencing on January 1 of each year and ending on the following December 31.

1.50.	Profit Sharing Account

Profit Sharing Account means that portion of a Participant’s Account to which his share of Profit Sharing Contributions is allocated.

1.51.	Profit Sharing Contribution

Profit Sharing Contribution means a discretionary Employer contribution in an amount determined each year by the Company upon successful completion of financial goals set forth by the Company.

1.52.	Qualified Joint and Survivor Annuity

Qualified Joint and Survivor Annuity means a joint and survivor annuity with the survivor annuity payable to the surviving spouse (for her lifetime after the Participant’s death) in an amount equal to 50 percent of the annuity payable to the Participant during his life.

1.53.	Qualified Pre-Retirement Survivor Annuity

Qualified Pre-Retirement Survivor Annuity means an annuity form of payment for the life of a surviving spouse of a Participant who dies prior to his Annuity Starting Date, equal to 50 percent of the benefit to which the Participant would have been entitled, payable on account of a vested Participant’s death prior to retirement.

1.54.	Register Account

Register Account means the balance of a Register Participant’s Elective Contribution Account, Matching Contribution Account, Safe Harbor Matching Contribution Account, and Voluntary Contribution Account, respectively, accumulated under the Register Plan and transferred into a Participant’s Elective Contribution Account, Safe Harbor Matching Contribution Account, and Voluntary Contribution Account, respectively, under this Plan on December 31, 1998, and amounts accumulated under the Plan for such participants on or after January 1, 1999. All Register Participants’ Special Register Contribution Accounts, if any, were transferred to the Register Participants’ Matching Contribution Accounts on or after January 1, 2001. Register Accounts shall be subject to the special distribution provisions of Sections 7.02(b) and 7.05.

1.55.	Register Participant

Register Participant means a participant in the Register Plan whose Account balances under the Register Plan are transferred to the Plan on December 31, 1998.

1.56.	Register Plan

Register Plan means the Register Publishing Company, Inc. Incentive Savings Plan in effect on December 31, 1998.

1.57.	Regulation

Regulation means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, as amended from time to time.

1.58.	Retirement Date

Retirement Date means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether or not such retirement occurs on a Participant’s Normal Retirement Date.

1.59.	Rollover Account

Rollover Account means that portion of a Participant’s Account to which his Rollover Contributions are credited.

1.60.	Rollover Contributions

Rollover Contributions means a transfer of assets to a qualifying retirement plan according to Code Section 402(c), 403(a)(4) or 408(d)(3). Unless specific Plan provisions require otherwise, a transfer of assets to the Trust Fund in a transaction otherwise satisfying one of the foregoing Code Sections is considered a Rollover Contribution to the extent the assets transferred are not attributable to current Employer contributions.

1.61.	Roth Account

Roth Account means that portion of a Participant’s Account to which his Roth Contributions are credited.

1.62.	Roth Contribution

Roth Contribution means the designated Roth contribution to the Plan on or after July 1, 2011, that is made pursuant to the Participant’s election provided under Section 5.02(k) that is not excludable from the Participant's gross income and has been irrevocably designated as Roth Contributions by the Participant in his deferral election pursuant to Code Section 402A(c). A Participant’s Roth Contributions shall be credited to the Participant’s Roth Account.

1.63.	Safe Harbor Matching Contribution

Safe Harbor Matching Contribution means the Employer’s Matching Contribution made pursuant to Section 5.01 on or after January 1, 2001, and through March 31, 2009.

1.64.	Safe Harbor Matching Contribution Account

Safe Harbor Matching Contribution Account means the Account established and maintained by the Administrator for each Participant resulting from Safe Harbor Matching Contributions made with respect to employee contributions made for services performed on or after January 1, 2001, and through March 31, 2009, pursuant to Section 5.01.

1.65.	Special Register Contribution Account

Special Register Contribution Account means a Participant’s Employer Special Contribution Account under the Register Plan which was transferred to the Plan on December 31, 1998. Each Participant’s Special Register Contribution Account, if any, shall be 100 percent vested and non-forfeitable.

1.66.	Terminated Participant

Terminated Participant means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.67.	Termination Date

Termination Date means the earlier of (a) the date the Employee quits, retires, is discharged or dies; or (b) the first anniversary of the beginning date of a paid or unpaid absence, for any reason other than resignation, retirement, discharge or death; provided that a Termination Date will not occur during an authorized leave of absence that is included in Years of Service under Section 1.75(b); and provided further that the Termination Date of the Employee who quits, retires, is discharged or dies before the first anniversary of his absence from service will be the date such event occurs.

1.68.	Top Heavy Plan

Top Heavy Plan means a plan described in Section 11.02(a).

1.69.	Top Heavy Plan Year

Top Heavy Plan Year means a Plan Year commencing after December 31, 1983, during which the Plan is a Top Heavy Plan.

1.70.	Total and Permanent Disability

Total and Permanent Disability means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his employment with the Employer in accordance with the terms and provisions of the Media General Advantage Flexible Benefit Plan.

1.71.	Trustee

Trustee means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.72.	Trust Fund

Trust Fund means the assets of the Plan and Trust, as the same shall exist from time to time.

1.73.	USERRA

USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.74.	Valuation Date

Valuation Date means December 31 and such other dates or dates formally selected or otherwise deemed necessary by the Administrator. The Valuation Date may include any day during the Plan Year that the Trustee, any transfer agent appointed by the Trustee or the Employer and any stock exchange used by such agent are open for business.

1.75.	Vested

Vested means the non-forfeitable portion of any Account maintained on behalf of a Participant, determined in accordance with Article VII.

1.76.	Voluntary Contribution

Voluntary Contribution means the Participant’s nondeductible Voluntary Contributions made pursuant to Section 5.09, on or before December 31, 2000. Effective as of January 1, 2001, no further Voluntary Contributions shall be permitted.

1.77.	Voluntary Contribution Account

Voluntary Contribution Account means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant’s nondeductible Voluntary Contributions made pursuant to Section 5.09, on or before December 31, 2000 (and the balance of a Register Participant’s Voluntary Contribution Account under the Register Plan transferred to the Plan).

Amounts previously recharacterized as Voluntary Contributions pursuant to the terms of the Plan as in effect on or before December 31, 2000, shall remain subject to the limitations of Subsections 5.02(b) and 5.02(c). Therefore, a separate accounting shall be maintained with respect to that portion of the Voluntary Contribution Account attributable to such Voluntary Contributions.

1.78.	Year of Service

Year of Service means each period of 12 consecutive months beginning on the Employee’s date of employment and ending on his Termination Date, subject to the following rules.

(a)     Computation and Exclusions. Service will be computed by measuring months from the Participant’s date of employment, counting each month as 1/12 year, with a period of service covering 15 or more days within a calendar month counted as one month (for the first or last month worked). Date of employment means the first day upon which an Employee completes an Hour of Service.

(b)     Leaves of Absence. Except as provided in this Subsection, each Participant will be credited with a month of service as if his status as an Employee had continued during the period of his approved leave of absence granted under his Employer’s standard, uniform personnel policies.

(1)     Uniformed Services Leave. Each Participant will receive credit for service as if his active full-time employment had continued during the period of his Service in the Uniformed Services (as defined by USERRA); provided that he retains statutory reemployment rights and resumes employment within 90 days after his honorable discharge from Uniformed Service, or within such other period prescribed by USERRA or other federal law.

(2)     Parental Leave. Each Participant will receive credit for service for the period of a parental leave that does not extend beyond 12 months. The end of such 12-month period will be the Participant’s Termination Date for the purposes of determining a Year of Service. The second anniversary of the date the parental leave began will be the Employee’s Termination Date solely for the purpose of determining when a Break in Service begins. However, the Termination Date of the Employee who quits, retires, is discharged or dies before the first or second anniversary of the date parental leave began will be the date such event occurs. A parental leave is an absence from active employment by reason of pregnancy, childbirth, child adoption, and/or child care immediately following birth or adoption. This leave will be treated as any other absence, unless the Employee timely provides to the Administrator all information reasonably required to establish that the absence constitutes a parental leave.

(3)     Leaves of Absence. Years of Service will include a period of absence that is approved under the Employer’s standard, uniform personnel policies, provided that the maximum credit for any such absence will be 12 months.

(4)     Family and Medical Leave. Years of Service will include a period of absence that qualifies as “leave” under FMLA.

(c)     Employment with Media General Companies. Each Employee will receive credit for Years of Service for the entire period of his employment with any Media General Company, whether or not it has adopted the Plan, beginning on the date the company became a Media General Company.

(d)     Employment with a Non-Covered Group. Each Employee will receive credit for Years of Service, for purposes of vesting in his Profit Sharing Contributions, for the period of his employment in a group of an Employer’s employees which is not eligible for participation in this Plan. However, such periods of service shall not be taken into account for any other Plan purpose.

(e)     Employment before a Five-Year Break in Service. A non-vested Participant who is not Vested in any portion of his Account and who incurs a Break in Service equal to the greater of (i) five years, or (ii) such Participant’s “pre-break” Years of Service, as determined under this Section, will lose all his credit for Years of Service earned before such Break in Service, for purposes of vesting in his Profit Sharing Contributions.

(f)     Service Spanning. If an Employee quits, is discharged, or retires and returns to work within the 12-month period beginning on his initial absence from service, such period of absence shall be credited as a period of service for purposes of determining Years of Service.

(g)     Special Service Provisions. Notwithstanding the above, special service crediting provisions for certain subsidiaries and divisions are set forth at Schedule III.

ARTICLE II
ADMINISTRATION

2.01.	Powers and Responsibilities of the Company

(a)     The Company shall be empowered, at its sole discretion, to appoint and remove the Trustee, Investment Committee members and the Administrator from time to time as it deems necessary for the proper administration of the Plan, to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries, in accordance with the terms of the Plan, the Code and ERISA.

(b)     The Company shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Company or by a qualified person designated by the Company, through day-to-day review and evaluation, or through any other appropriate ways.

2.02.	Appointment of Committee

The Company shall serve as the Administrator. The Company may appoint a Committee to assist the Administrator in administering the Plan. Any person, including but not limited to an Employee of the Company, shall be eligible to serve on the Committee. Any person so appointed shall signify his acceptance of such appointment by providing written acceptance to the Company. A member of the Committee may resign by delivering his written resignation to the Company or be removed by the Company by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Committee member, if no date is specified.

2.03.	Allocation and Delegation of Responsibilities

If more than one person is appointed Administrator, the responsibilities of each Administrator may be specified by the Company and accepted in writing by each Administrator. In the event that no such delegation is made by the Company, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Company and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator, until such time as the Company or the Administrators file with the Trustee a written revocation of such prior designation.

2.04.	Powers and Duties of the Administrator

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the terms of the Plan. The Administrator shall administer the Plan in accordance with its terms, but shall have total and exclusive discretion and authority to determine all questions arising in connection with the operation, administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish administrative procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that such actions shall be carried out in a uniform manner; and, such actions shall be consistent with the intent that the Plan be maintained as a qualified plan under the terms of Code Section 401(a) and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers required by the Administrator to accomplish its duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a)     the sole and exclusive discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)     to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)     to authorize and direct the Trustee with respect to all non-discretionary or directed disbursements from the Trust;

(d)     to maintain all necessary records for the administration of the Plan;

(e)     to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)     to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)     to compute and certify to the Company and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

(h)     to consult with the Company and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)     to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash; and

(j)     to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.05.	Records and Reports

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others, as required by law.

2.06.	Appointment of Advisers

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, consultants, accountants, recordkeepers, specialists, advisers, auditors, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.07.	Information from Employer

To enable the Administrator to perform his functions, each Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment and such other pertinent facts as the Administrator may require; and, the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.08.	Payment of Expenses

All expenses of administration of the Plan for any Plan Year shall be paid out of the Trust Fund, to the extent not paid by the Company. Such expenses shall include expenses incident to the operations of the Administrator, including, but not limited to, fees of counsel, consultants, accountants, recordkeepers, specialists, advisors, auditors and other persons and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. Subject to the limitation on the amount of administration expenses for which the Trust Fund is responsible (i.e., net of forfeitures, which shall be used to reduce unpaid administrative expenses), the Trust Fund may reimburse the Company for any administration expense paid by the Company with respect to any Plan Year so long as such reimbursement is exempt, or does not constitute a prohibited transaction under the Code or the Act.

2.09.	Majority Actions

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.05, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10.	Claims Procedure

Claims for benefits under the Plan must be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed (unless there has been an extension of 90 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the initial 90 day period). In the event the claim is denied, the notice of denied benefits shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial; (ii) refer to pertinent Plan provisions on which the denial is based; (iii) describe additional information necessary for the claimant to perfect the claim and explain why such material or information is necessary; and (iv) describe the Plan’s review procedure and time limits applicable to such procedures, including the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

2.11.	Claims Review Procedure

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to appeal such denial by requesting, in writing, that the Administrator give further consideration to his claim. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, must be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.10. The claimant or any representative of his choosing shall have an opportunity to submit written and oral evidence and arguments in support of his claim. The claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance or disallowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the initial 60 day period). If a claim for benefits on review is denied in whole or in part, the Administrator must give written or electronic notice of the Plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth (i) the specific reason for the adverse benefit determination, (ii) reference the specific Plan provisions on which the benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits, (iv) a statement describing any voluntary appeal procedures offered by the Plan, and the claimant’s right to bring an action under ERISA Section 502(a).

For all purposes under the Plan, such decision on claims where no review is requested, and decisions on claims where review is requested, shall be final, binding, and conclusive on all interested parties. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation Section 2520.104b-1(c)(1)(i)(i), (iii) and (iv).

All good-faith determinations by the Administrator are conclusive and binding on all persons, and there is no right of appeal except as provided above.

ARTICLE III
ELIGIBILITY

3.01.	Conditions of Eligibility

(a)     Any Eligible Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan, taking into account his prior service. The Employer shall notify each Eligible Employee of his eligibility to participate in the Plan at such time that he first becomes an Eligible Employee.

(b)     Any Eligible Employee who has completed 45 days of Service and has reached his 18th birthday shall be eligible to make Elective Contributions and Roth Contributions and receive Safe Harbor Matching Contributions, or Matching Contributions, as applicable, hereunder as of the “401(k) Entry Date” indicated in Section 3.03. An Eligible Employee who satisfies the requirements of this subsection, terminates employment as an Eligible Employee and resumes employment as an Eligible Employee shall be eligible to participate as of the applicable 401(k) Entry Date next following his resumption of employment as an Eligible Employee.

(c)     Effective January 1, 2007, an individual who was an Eligible Employee on January 1, 2007, shall be eligible to have Profit Sharing Contributions, if any, allocated to his Account in accordance with Sections 5.04 and 5.06 (a “Profit Sharing Participant”). Any other Eligible Employee who has completed 1,000 Hours of Service in his first 12 months of employment and has reached his 18th birthday shall become a Profit Sharing Participant, beginning on his Profit Sharing Entry Date indicated in Section 3.03. If an Eligible Employee does not complete 1,000 Hours of Service in his first 12 months of employment, he will become a Profit Sharing Participant beginning on the Profit Sharing Entry Date indicated in Section 3.03 following his completion of 1,000 Hours of Service in any Plan Year, provided the first Plan Year of measurement shall begin during the Eligible Employee’s first 12 months of employment. An Eligible Employee who does not have any nonforfeitable right under the Plan to a benefit derived from Employer contributions and incurs a Five-Year Break in Service shall not have service before the Five-Year Break in Service taken into account under this subsection.

(d)     An Eligible Employee who is reemployed and who did not meet the eligibility requirements of the Plan prior to his previous Termination Date, shall not be eligible to participate until he meets the eligibility requirements of the Plan following his reemployment. An Eligible Employee whose prior service is disregarded under Section 3.01(c), shall not be eligible to become a Profit Sharing Participant unless he meets the eligibility requirements of Section 3.01(c) following his reemployment

3.02.	Application for Participation

In order to become a Participant for purposes of Elective Contributions, Roth Contributions, Safe Harbor Matching Contributions, or Matching Contributions, as applicable, hereunder, each Eligible Employee shall make application to the Employer for participation in the Plan and agree to the terms hereof. Upon the acceptance of any benefits under this Plan, such Eligible Employee shall automatically be deemed to have made application and shall be bound by the terms and conditions of the Plan and all amendments hereto. No application for participation is required for a Participant to receive an allocation of Profit Sharing Contributions.

3.03.	Effective Date of Participation

(a)     An Eligible Employee shall be eligible to become a Participant for purposes of Elective Contributions, Roth Contributions, Safe Harbor Matching Contributions, or Matching Contributions, as applicable (a “401(k) Participant”), effective as of his first 401(k) Entry Date on which the Eligible Employee is employed as an Eligible Employee, following his completion of the eligibility requirements of Section 3.01.

(b)     An Eligible Employee shall become a Profit Sharing Participant (as defined in Section 3.01(c)) as of his first Profit Sharing Entry Date on which the Eligible Employee is employed as an Eligible Employee following his completion of the eligibility requirements of Section 3.01(c). An Eligible Employee who is not employed on his first Profit Sharing Entry Date following his completion of the eligibility requirements of Section 3.01(c) shall become a Profit Sharing Participant as of the date he resumes employment as an Eligible Employee, unless the Eligible Employee’s prior service is disregarded as provided in Section 3.01(c).

3.04.	Determination of Eligibility

The Administrator shall have the exclusive discretion to determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and ERISA. Such determination shall be subject to review under Section 2.11.

3.05.	Omission of Eligible Employee

If, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.06.	Inclusion of Ineligible Employee

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person, regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

3.07.	Inclusion of Employees Eligible under USERRA

If, in any Plan Year, any person, who would not otherwise have been included as a Participant in the Plan, is eligible to participate retrospectively under USERRA for one or more Plan Years, and thereafter contributes, within the period prescribed by USERRA, all or a portion of the Elective Contribution amounts permissible under USERRA and the Code for such Plan Years, then the Employer shall make and credit the appropriate contributions, including any related Matching Contributions, Safe Harbor Matching Contributions, or Non-Elective Contributions, for such Plan Years. To the extent required and permissible under USERRA and the Code, allocations of Profit Sharing Contributions shall be restored to the Account of a person who would have been entitled to such allocation but for a period or periods of service in the uniformed services subject to USERRA. Such contribution shall be made regardless of whether or not it is otherwise deductible in whole or in part in any taxable year under applicable provisions of USERRA and the Code.

ARTICLE IV
INVESTMENTS

4.01.	Investment of Participants’ Accounts

(a)     A Participant’s Elective Contribution Account, Roth Account, Voluntary Contributions and Profit Sharing Account shall be invested, as the Participant shall elect, among investments (including investment in Common Stock), selected by the Investment Committee in its sole discretion. A Beneficiary of a deceased Participant shall have the same rights as a Participant under this Article. A Participant’s or Beneficiary's election to liquidate and reinvest any portion of his Elective Contribution Account, Roth Account, Voluntary Contributions and Profit Sharing Account invested in Common Stock shall be limited as set forth in Section 4.03(b).

(b)     By providing Participants with the ability to self-direct the investment of their Accounts in the investment options set forth below, this Plan complies with the requirements of ERISA Section 404(c) and related Department of Labor Regulations. As such, Plan Fiduciaries shall not be liable for losses that are the direct result of a Participant’s investment selections, in accordance with the rules of ERISA Section 404(c).

(c)     All Matching Contributions and Safe Harbor Matching Contributions shall be invested initially in the Common Stock Fund. The Trustee shall allocate to the Account of each Participant as of each Allocation Date out of the total units of the Common Stock Fund the number of units of the Common Stock Fund as may be purchased by such funds in the Participant’s Account. Such allocation of units shall be at the cost of the units on the actual date purchased. The Trustee and the designated Fiduciary may, to the extent necessary, maintain in cash a part of the Common Stock Fund; and they shall not be liable for interest on the portion maintained as cash. The Trustee shall maintain a record of any cash or cash equivalents under the Common Stock Fund and any earnings therefrom shall be allocated under the Common Stock Fund in the same manner as set forth in Section 4.02.

4.02.	Selection of Investment Option and Allocation of Net Income/Loss

A Participant shall select investment options at the time he files an application to become a Participant (any such selections shall be in increments of 1 percent). If a Participant does not select the funds in which his Elective Contribution Account, Roth Account, Voluntary Contributions Account and Profit Sharing Account shall be invested, or if a Participant is not making Elective Contributions or Roth Contributions but receives a Profit Sharing Contribution allocation, 100 percent of such Participant’s Elective Contribution Account, Roth Account, Voluntary Contribution Account and Profit Sharing Account shall be invested in The Fidelity Freedom Income Fund (or a successor investment fund selected by the Company). A Participant may change his investment options on a daily basis, except as limited by Sections 4.03, 4.04 and 4.05.

As of each Valuation Date, the Company and the Trustee shall allocate to each Participant electing investment in a fund, the net income (or loss), including all realized and unrealized gains and losses, of that fund since the last Valuation Date attributable to his Account, according to the ratio of the portion of each Participant’s Account invested in that fund as of the day immediately following the last Valuation Date, less any withdrawals or transfers since such date, to the sum of all portions of the Participants’ Account balances invested in that fund, similarly determined. A Participant may change his investment options on a daily basis, except as limited by Section 4.03.

4.03.	Participants’ Investments in the Common Stock Fund

(a)     The Trustee and the Company shall allocate to each Participant’s Account, as of the applicable Valuation Date, and in part out of shares of Common Stock acquired by the Trustee for such purpose, the proportional interest (units) of the Common Stock Fund (including an underlying interest in full shares, fractional shares and cash equivalents) as may be purchased by the funds in such Participant’s Account available and designated for such investment. Such allocation of units of the Common Stock Fund shall be at the purchase price of the Common Stock Fund on such Valuation Date. However, if such purchase takes place over more than one Valuation Date, the allocation of units shall be at the specific purchase price of each purchase of the Common Stock Fund, as of each day (as provided for under the Trust). The Trustee may, to the extent necessary, maintain in cash or cash equivalents, a part of the funds invested in the Common Stock Fund. The Trustee shall not be liable for interest on any portion maintained as cash. The Trustee shall maintain a record of any uninvested cash under the Common Stock Fund. To the extent that any earnings are derived from funds awaiting investment in Common Stock, such earnings shall be allocated to Participants’ Accounts invested in the Common Stock Fund in the same manner as set forth in Section 4.02.

(b)     Effective January 1, 2012, or as soon thereafter as administratively practicable, a Participant who transfers all or part of his Common Stock Fund into another investment fund cannot liquidate and transfer amounts held in other investment funds into the Common Stock Fund until the first day of the calendar month immediately following the calendar month of the most recent liquidation and transfer out of the Common Stock Fund. This restriction shall not apply to the investment of future Elective Contributions, Roth Contributions or Voluntary Contributions made by the Participant, or future Matching Contributions, Profit Sharing Contributions or Safe Harbor Matching Contributions made by the Employer.

4.04.	Acquisition of Common Stock by the Trustee

Shares of Common Stock for the Common Stock Fund shall be purchased by the Trustee from time to time out of funds held by the Trustee under the Plan or advanced by the Employer. Such shares shall be purchased on the open market or from the Employer at the current market value thereof, or by the exercise of any rights to purchase shares granted with respect to shares of stock held by the Trustee. The Trustee shall also hold, for the purpose of allocation of units under the Common Stock Fund, shares of Common Stock acquired as a result of distributing the value of some Common Stock Fund units in cash upon withdrawal by a Participant and units of the Common Stock Fund forfeited by Participants. Units of the Common Stock Fund acquired under the Fund as a result of distributing the value thereof in cash shall be deemed to have been purchased by the Trustee on the Valuation Date coinciding with the effective date of the cash distribution. All units purchased by the Trustee shall be carried in the Account of the Trustee at the actual cost thereof, taking into account any expenses incident to the purchase thereof. Units of the Common Stock Fund that are forfeited shall be deemed to have been purchased by the Trustee on the Valuation Date coinciding with the reallocation of the forfeiture.

4.05.	Stock Rights, Splits and Dividends

A Participant shall have no right to request, direct or demand the Trustee to exercise, on his behalf, rights to purchase shares of Common Stock. The Trustee, in its discretion, may exercise or sell any rights to purchase shares of Common Stock held by the Trustee, whether or not allocated to individual Accounts. Shares of Common Stock received by the Trustee by reason of a stock split or a stock dividend shall be appropriately allocated to the Accounts of the Participants under the Common Stock Fund.

4.06.	Voting of Securities

(a)     Subject to the provisions of this Section, the Trustee shall have the power to vote any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and, generally, to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held by it.

(b)     Notwithstanding the foregoing, before each annual or special meeting of the shareholders of Media General, Inc., the Trustee shall furnish each Participant a written or electronic copy of the Proxy Statement for such meeting as furnished to the Trustee by Media General, Inc., together with a form addressed to the Trustee requesting the Participant’s confidential instructions on how the Common Stock credited to his other Accounts as of the Valuation Date preceding the Record Date should be voted. The request for instructions shall inform each Participant that he or she provides his or her voting instructions as the named fiduciary for his or her own shares under his or her own Accounts. Upon receipt of such instructions, the Trustee shall vote such Common Stock as instructed. Any shares of Common Stock held by the Trustee unallocated, in suspense, or as to which the Trustee receives no voting instructions, shall be voted by the Trustee in the same proportion as the Trustee has received directions from all Participants (as to all of their shares), unless the Trustee definitely determines it is imprudent to do so. In such case, in fulfilling its legal duty, the Trustee shall vote such Common Stock, taking into account solely the best financial interests of the Participants and Beneficiaries.

Further, all voting instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company or any affiliated company.

(c)     In the event of any tender offer for any shares of Common Stock, the Trustee, shall furnish each Participant with a form for the Participant’s direction to the Trustee as to whether any of the aggregate whole shares of Common Stock credited to the Participant’s Accounts should be tendered. The request for instructions shall inform each Participant that he or she provides his or her tender instructions as the named fiduciary for his or her own shares under his or her own Accounts. Upon receipt of a direction from the Participant, the Trustee shall tender or not tender such shares, as designated in such direction. The Trustee shall tender under this subparagraph only the Participant’s shares for which the Trustee has received timely instructions to tender.

If within a reasonable time the Trustee receives no directions with respect to a Participant’s shares under the Plan, or otherwise holds any unallocated shares in Plan suspense accounts, the Trustee shall tender or not tender all such shares in proportion to all of the Participant directions to tender or not tender (as to all of their shares), unless the Trustee definitely determines it is imprudent to do so. In such case, in fulfilling its legal duty, the Trustee shall tender or not tender such Common Stock, taking into account solely the best financial interests of the Participants and Beneficiaries.

Further, all tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company, any affiliated company or any person making an offer.

4.07.	Investment of Income

Income collected by the Trustee in Funds other than the Common Stock Fund shall be reinvested in the same fund. Dividends collected by the Trustee on Common Stock shall be invested in additional Common Stock. To the extent that any earnings are derived from funds awaiting investment in Common Stock, such earnings shall be allocated to Participants’ Accounts in the same manner as set forth in Section 4.02.

Notwithstanding any provision of this Plan to the contrary, effective as of January 1, 2002, a Participant may elect to either (i) take a cash distribution of dividends payable on Common Stock held under the Common Stock Fund or (ii) reinvest such dividends in the Common Stock Fund. The Company, as Administrator, shall notify Participants when dividends are payable.

4.08.	Addition and Removal of Investment Funds

Notwithstanding any other provisions of this Plan to the contrary, the Investment Committee shall have and retain the authority to add and remove investment funds from the Plan.

ARTICLE V
CONTRIBUTIONS AND ALLOCATIONS

5.01.	Matching Contributions

(a)     Effective through December 31, 2006, the Employer shall match each otherwise eligible Participant’s Elective Contribution up to four percent of such Participant’s Compensation. Effective January 1, 2007, and through March 31, 2009, the Employer shall match each otherwise eligible Participant’s Elective Contribution up to five percent of such Participant’s Compensation. Safe Harbor Matching Contributions shall be made on a payroll basis with no adjustment at the end of the Plan Year to take into account any additional Safe Harbor Matching Contributions that would be required if Safe Harbor Matching Contributions were made based upon the Participant’s annual Compensation. This Safe Harbor Matching Contribution satisfies the requirements of Code Section 401(k)(12). Effective through December 31, 2008, the Plan shall comply with Code Sections 401(k) and 401(m) by meeting the Safe Harbor requirements of Code Sections 401(k)(12) and 401(m)(11). Such Safe Harbor Matching Contribution shall be suspended effective April 1, 2009 until such date as announced by the Administrator (the “Suspension Period”). A Participant’s Elective Contributions made during the Suspension Period shall not be eligible for any matching contributions. Effective January 1, 2009, the Plan shall satisfy the nondiscrimination requirements of Code Sections 401(k) and 401(m) by satisfying the actual deferral percentage test and the actual contribution percentage test set forth in Appendix A.

(b)     Catch-Up Contributions shall be treated as part of a Participant’s Elective Contributions for purposes of Safe Harbor Matching Contributions.

(c)     The Safe Harbor Matching Contributions attributable to any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer for such Plan Year under the provisions of Code Section 404, as amended. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

(d)     Amounts held in the Participant’s Safe Harbor Matching Contributions Account, attributable to Safe Harbor Matching Contribution, may not be distributable earlier than:

(1)     a Participant’s separation from service, Total and Permanent Disability, or death;

(2)     a Participant’s attainment of age 59½; or

(3)     the date the Plan terminates pursuant to Section 8.02, without maintenance or establishment of another defined contribution plan.

(e)     Effective for Plan Years beginning on and after January 1, 2011, the Employer shall, in its discretion, make a Matching Contribution on behalf of each otherwise eligible Participant equal to one hundred percent of the first two percent of such Participant’s Compensation deferred under the Plan as an Elective Contribution (and effective on and after July 1, 2011, equal to one hundred percent of the first two percent of such Participant’s Compensation deferred as an Elective Contribution and/or a Roth Contribution), subject to the following provisions:

(1)     Matching Contributions shall be made on a payroll basis.

(2)     Catch-Up Contributions shall be treated as part of a Participant’s Elective Contributions for purposes of Matching Contributions.

(3)     Matching Contributions attributable to any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer for such Plan Year under the provisions of Code Section 404, as amended.

(4)     Matching Contributions shall satisfy the nondiscrimination requirements of Code Sections 401(k) and 401(m) by satisfying the actual contribution percentage test set forth in Appendix A

(5)     Matching Contributions made to the Plan prior to January 1, 2011, shall be subject to the terms of the Plan in effect on such date.

5.02.	Elective Contributions, Catch-Up Contributions and Roth Contributions

(a)     Effective as of April 1, 2004, each Participant may elect to defer from one percent to 30 percent of his Compensation, in whole percentages. A deferral election (or modification of an earlier election) may not be made with respect to Compensation that is currently available on or before the date the Participant executed such election. A Participant may elect to change his deferral election. Any such change will not become effective until the first day of the payroll period following the Company’s receipt and processing of such election.

(b)     Notwithstanding the above, effective as of April 1, 2003, Participants who will attain age 50 during a Plan Year may elect to defer an additional amount of Compensation in excess of the applicable Code and Plan limits for that Plan Year as a Catch-Up Contribution in accordance with and as limited by Code Section 414(v). A Participant’s Catch-Up Contribution may not exceed the lesser of (i) the applicable dollar amount, as defined at Code Section 414(v), or (ii) the excess, if any, of (a) the Participant’s Compensation under Code Section 415(c)(3) over (b) the Participant’s other elective deferrals for that Plan Year, without regard to Code Section 414(v). Effective as of January 1, 2004, Participants may elect to make additional deferrals on a payroll by payroll basis equal to a pro rata share of the annual Catch Up Limit under Code Section 414(v). Effective as of February 1, 2004, a Participant eligible to make Catch Up Contributions may not defer more than 50 percent of his Compensation as a Catch Up Contribution, subject to the limits of Code Section 414(v). Such Catch Up Contributions shall not be taken into account in determining the Plan’s or the Participant’s compliance with the limits or restrictions of Code Sections 401(a)(4), 401(k)(3), 402(g), 404(a), 410(b), 415 or 416, unless otherwise required under Code Section 414(v) or applicable Regulations.

(c)     The amount by which Compensation is reduced shall be that Participant’s Elective Contribution and allocated to that Participant’s Elective Contribution Account. Notwithstanding the above provisions of this Section to the contrary, the Administrator shall retain the unrestricted right to limit the Elective Contribution (including Roth Contributions) of any Highly Compensated Employee at any time, in order to prevent the contribution of Excess Deferred Compensation or Excess Annual Additions.

(d)     Amounts held in the Participant’s Elective Contribution Account may not be distributable earlier than:

(1)     a Participant’s separation from service, Total and Permanent Disability, or death;

(2)     a Participant’s attainment of age 59½;

(3)     a Participant’s election to receive an advance hardship distribution, if approved, pursuant to Section 7.12;

(4)     the date the Plan terminates pursuant to Section 8.02, without maintenance or establishment of another defined contribution plan.

(e)     A Participant’s Elective Contribution made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed the limitation imposed by Code Section 402(g), as in effect for the calendar year in which such Plan Year began. This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d), in accordance with applicable Regulations.

(f)     In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-l(d)(2)(iii)(B) from any other plan maintained by the Employer or from his Account pursuant to Section 7.13, then such Participant shall not be permitted to elect to have Elective Contribution contributed to the Plan on his behalf for a period of six months following the date of the receipt of the distribution. Upon such hardship withdrawal, the Participant’s next possible entry date shall be the first day of the calendar quarter following the expiration of his six-month suspension period.

(g)     If a Participant’s Elective Contribution under this Plan, together with any elective deferrals (as defined in Regulation 1.402(g)-l(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Elective Contribution under this Plan be reduced by an amount specified by the Participant. If any designated Roth Contributions were made to the Plan on the Participant’s behalf, the notification must identify the extent, if any, to which the excess deferrals are comprised of designated Roth Contributions. Effective for taxable years beginning on or after January 1, 2009, the Administrator shall not distribute allocable Income for the gap period (i.e., the period after the close of the Plan Year in which the Excess Deferred Compensation occurred and prior to the distribution). In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1)     the Participant shall designate the distribution as Excess Deferred Compensation;

(2)     the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

(3)     the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

(h)     Notwithstanding Subsection (f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution for the Plan Year beginning with or within the taxable year of the Participant.

(i)     The Employer and the Administrator shall implement the deferral elections provided for herein, in accordance with the following.

(1)     A Participant may commence making elective deferrals to the Plan on or after the first of the month following 45 days of employment. The Participant shall make such an election by entering into a Salary Reduction Agreement with the Employer and filing such agreement with the Administrator. Such election initially shall be effective beginning with the first of the month following the acceptance of the Salary Reduction Agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked; provided, however, the termination of the Participant’s employment, or the cessation of participation for any other reason, shall be deemed to revoke any Salary Reduction Agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation is received and processed by the Administrator.

(2)     A Participant may modify a prior salary reduction election at any time during the Plan Year and concurrently make a new election, to be effective as of the first of the month following such election, or, if later, the first of the month following such date as the payroll administrator processes such modification (the payroll administrator shall take all necessary actions to process such modifications as soon as is practical).

(3)     A Participant may elect to revoke prospectively his Salary Reduction Agreement in its entirety at any time during the Plan Year. Such revocation shall become effective as of the beginning of the first pay period coincident with or next following receipt of such revocation by the Administrator.

(j)     Effective for the first payroll immediately following April 1, 2009, and during the Suspension Period described in Section 5.01(a), the Administrator may limit the amount of Elective Contributions made by Highly Compensated Employees as needed to meet the limitations set forth in Appendix A.

(k)     Effective July 1, 2011, a Participant may designate part or all of his Elective Contribution to be a Roth Contribution. The election and designation shall be made at the same time and in the same manner as deferral elections set forth in Section 5.02. The maximum amount that a Participant may designate as a Roth Contribution, when combined with his Elective Contribution, cannot exceed 30% of his Compensation for each payroll period. The amount of a Participant’s Elective Contribution which a Participant may designate as a Roth Contribution may not exceed the limit set forth in Code Section 402A(c)(2).

5.03.	Rollover Contributions

Effective as of January 1, 2001, a Participant may contribute an eligible rollover distribution (as defined at Code Section 402) from another qualified plan or conduit IRA, subject to the Administrator’s approval. The amount of any rollover contribution shall be contributed and allocated to that Participant’s Rollover Account. Notwithstanding the above, the Plan shall not accept the rollover of after-tax contributions from Participants.

For taxable years beginning on or after January 1, 2010, a Participant may elect to transfer employee (after-tax) or Roth elective deferral contributions, if any, by means of a direct rollover to the Plan as a Rollover Contribution. The Plan shall account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income

5.04.	Profit Sharing Contributions

Effective as of January 1, 2007, the Employer shall contribute to the Trust Fund such sums as the Board may from time to time determine; provided that no contribution shall be made in any taxable year of the Employer which is in excess of the maximum amount allowable as a deduction under the provisions of the Code then in effect, including the maximum amount deductible under the carry-over provisions relating to the Employer’s contributions in previous years of less than the maximum permissible amount. The Employer’s contribution for any Plan Year may be made at any time prescribed by law to make such contributions deductible for the taxable year of the Employer. Such Profit Sharing Contributions shall be allocated as provided in Section 5.06 as of the last Valuation Date of the Plan Year to the Profit Sharing Accounts of all Participants who have satisfied the requirements of section 3.01(c) and (i) are Employees on the last day of the Plan Year and, for Plan Years commencing on and after January 1, 2008, completed 1,000 Hours of Service during the Plan Year; (ii) died, retired, became Totally and Permanently Disabled during the Plan Year; (iii) during the year attained age 55 and completed 10 Years of Service if the Participant was hired prior to January 1, 2007; or (iv) during the Plan Year attained age 60 and completed 10 Years of Service if the Participant was hired after December 31, 2006. For purposes of this section, a Participant’s Years of Service shall be adjusted as provided in Section 7.04(e).

5.05.	Time of Payment of Employer’s Contribution

The Employer generally shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer’s federal income tax return for the Employer’s Fiscal Year.

Notwithstanding the foregoing, however, Elective Contributions accumulated through payroll deductions shall be paid to the Trustee, as soon as practical for the Administrator, following the end of each payroll (with respect to Elective Contributions attributable to that payroll); however, in no event shall any accumulated payroll deductions be held for longer than 15 Business Days from the end of the calendar month of the payroll deduction (prior to payment to, and investment by, the Trustee). The provisions of Department of Labor Regulations Section 2510.3-102, as amended, are incorporated herein by this reference. For purposes of this Section, “Business Day” shall mean any day other than a Saturday, Sunday or any day designated as a holiday by the Federal Government.

Further, any additional Employer contributions which are allocable to the Participant’s Elective Contribution Account for a Plan Year shall be paid to the Plan no later than the 12-month period immediately following the close of such Plan Year.

5.06.	Allocation of Contributions and Earnings

(a)     The Administrator shall establish and maintain an Account in the name of each Participant, to which the Administrator shall credit as of each Valuation Date all amounts allocated to each such Participant as set forth herein.

(b)     The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer’s contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution, as follows:

(1)     For the amount equal to the Safe Harbor Matching Contributions made pursuant to Section 5.01(a) to each Participant’s Safe Harbor Matching Contribution Account, in an amount determined in accordance with Section 5.01(a).

(2)     An amount equal to the Elective Contributions made pursuant to Section 5.02(a).

(3)     Profit Sharing Contributions shall be allocated to the Participant’s Profit Sharing Account in the ratio that the Participant’s Compensation for the Plan Year bears to the total compensation for all such Participants for the Plan Year, subject to sections 3.01(c) and 5.04.

(4)     For the amount equal to the Matching Contributions made pursuant to Section 5.01(e) to each Participant’s Matching Contribution Account in an amount determined in accordance with Section 5.01(e).

(5)     An amount equal to a Participant’s Roth Contributions made pursuant to Section 5.02(k) shall be allocated to the Participant’s Roth Account.

(c)     As of each Valuation Date, before allocation of any Employer contributions, any net income of the Trust Fund shall be allocated in accordance with the provisions of Section 4.10. Each segregated Account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(d)     Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer’s contributions allocated to the Participant’s Account of each Non-Key Employee shall be equal to at least three percent of such Non-Key Employee’s 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (i) the sum of the Employer’s contributions allocated to the Participant’s Account of each Key Employee for such Top Heavy Plan Year is less than three percent of each Key Employee’s 415 Compensation and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer’s contributions allocated to the Participant’s Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Elective Contributions and Matching Contributions needed to satisfy the “Actual Deferral Percentage” tests pursuant to Appendix A or the “Actual Contribution Percentage” test of Appendix A shall not be taken into account. For Plan Years commencing on or after January 1, 2002, however, any matching contribution provided under the Plan shall be taken into account in meeting the Code’s minimum required top-heavy contribution for that Plan Year.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

Notwithstanding Section 5.01, for purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Elective Contribution Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s contributions allocated on behalf of such Key Employee divided by the 415 Compensation for such Key Employee.

For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Elective Contribution Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (i) failed to complete a Year of Service; (ii) declined to make mandatory contributions (if required) or salary reduction contributions to the Plan, including Voluntary Contributions; and (iii) been excluded from participation because of their level of Compensation.

In lieu of the minimum allocations above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the minimum benefits required under Code Section 416 shall be provided under the Company’s defined benefit pension plan.

Notwithstanding any provisions of this subsection or the Plan to the contrary, this Plan shall not be considered a Top-Heavy Plan for any Plan Year in which it is considered a safe-harbor 401(k) Plan and does not provide for contributions other than elective deferrals and a safe-harbor matching contribution.

Further, for Plan Years commencing on or after January 1, 2002, any matching contribution provided under the Plan shall be taken into account as to meeting the Code’s minimum required top-heavy contribution for that Plan Year.

(e)     Notwithstanding anything herein to the contrary, Participants who terminated employment during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination, without regard to Service credited for the Plan Year.

(f)     For purposes of benefit allocations effective for Plan Years beginning after January 1, 2010, the Plan will treat a Participant who dies or becomes Totally and Permanently Disabled while performing qualified military service (as defined in Code Section 414(u)) with respect to the Employer as if the Participant had resumed employment in accordance with the Participant's reemployment rights under USERRA, on the day preceding death or Total and Permanent Disability (as the case may be) and terminated employment on the actual date of death or Total and Permanent Disability. For purposes of calculating any Matching Contributions allocated under this subsection, the Plan will determine the amount of Elective Contributions and Catch-Up Contributions of a Participant treated as reemployed under this subsection for purposes of applying Code Section 414(u)(8)(C) on the basis of the Participant's average actual Elective Contributions and Catch-Up Contributions for the lesser of: (i) the 12-month period of service with the Employer immediately preceding such qualified military service; or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer

5.07.	Maximum Annual Additions

(a)     Notwithstanding anything contained in this Article V to the contrary, no Annual Addition will be accrued, distributed or otherwise payable at any time in excess of the limits set forth in Code Section 415 and the regulations thereunder, as amended from time to time, the terms of which are incorporated herein by reference. In the event that any provision of this Article V conflicts with Code Section 415 and the regulations thereunder, Code Section 415 and the regulations thereunder shall control.

(b)     For Plan Years commencing on or after January 1, 2002 the maximum Annual Additions credited to a Participant’s Accounts for any Limitation Year shall equal the lesser of: (1) $40,000 as adjusted or (ii) 100 percent of the Participant’s 415 Compensation for such Limitation Year. For any short Limitation Year, the dollar limitation in (i) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is 12.

For Plan Years commencing on or after January 1, 2002, dividends paid on Common Stock shall not be included in determining whether contributions to a Participant’s Account exceed the above limit.

Catch Up Contributions, as defined at Section 5.02(a), shall not be taken into account in determining the Plan’s compliance with Code Section 415(b).

(c)     For purposes of this Section, Annual Additions means the sum credited to a Participant’s Account for any Limitation Year of (i) Employer contributions, (ii) Employee contributions for Limitation Years beginning after December 31, 1986, (iii) Forfeitures, (iv) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, and (v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate Account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the 415 Compensation percentage limitation referred to in paragraph (b)(2) above shall not apply to: (i) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(1)(1).

(d)     Effective January 1, 2008, the Plan's definition of Annual Additions is modified as follows:

(1)     Annual Additions shall not include any payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments.

(2)     Annual Additions shall not include: (i) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (ii) Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (iii) repayments of loans made to a Participant from the Plan; and (iv) Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(e)     For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an Annual Addition. In addition, the following are not Employee contributions for the purposes of Section 5.09(b)(2): (i) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(5), 403(b)(8) and 408(d)(3)); (ii) repayments of loans made to a Participant from the Plan; (iii) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cashouts); (iv) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (v) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6). The determination of 415 Compensation shall be made without regard to Code Sections 125, 402(a)(8) or 402(h)(1)(B), or for Plan Years beginning on or after January 1, 2002, Code Section 132(f)(4).

(f)     415 Compensation shall include the Participant's wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment (including, but not limited to, commissions paid, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) paid and excluded during the Limitation Year. For Limitation Years beginning on or after January 1, 2009, a differential wage payment, as defined in Code Section 3401(h)(2), shall be treated as 415 Compensation for purposes of Code Section 415 and any other Code Section that references the definition of compensation under Code Section 415

(g)     Effective January 1, 2008, 415 Compensation also shall include compensation paid after a Participant's severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Sections 414(b), (c), (m) or (o)) that satisfies the following requirements.

(1)     The compensation is paid the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment.

(2)     The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(3)     The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(h)     415 Compensation shall exclude:

(1)     Contributions made by an Employer to a plan of deferred compensation to the extent that, before application of Code Section 415 limitations, the contributions are not otherwise included in the gross income of the Participant for the taxable year in which contributed, contributions made to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are otherwise included in gross income when distributed, except any amounts received by a Participant pursuant to an unfunded non-qualified plan to the extent such amounts are otherwise included in the gross income of the Participant;

(2)     Amounts realized from the exercise of a non-qualified stock option; or, when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)     Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4)     Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that premiums are not otherwise included in gross income, or contributions made (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from gross income); and

(5)     Effective January 1, 2008, any compensation paid after severance from employment that is not described in subsection (g) above.

(i)     415 Compensation for any Limitation Year shall not reflect compensation for a year in excess of the limitation of Code Section 401(a)(17), as adjusted, for that Limitation Year.

(j)     For purposes of this Section, the Limitation Year shall be the Plan Year.

(k)     The dollar limitation under Code Section 415(c)(1)(A) shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of the January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.

(l)     For purposes of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan and such benefits accrued or distributed under plans aggregated in accordance with Treasury Regulation section 1.415(f)-1 shall not exceed the limitations in Code Section 415.

(m)     For purposes of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

(n)     (1)     If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum Annual Additions under this Plan shall equal the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited to such Participant’s Account during the Limitation Year.

  (2)     If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, Annual Additions will be credited to the Participant’s Account under the defined contribution plan subject to Code Section 412 prior to crediting Annual Additions to the Participant’s Account under the defined contribution plan not subject to Code Section 412.

  (3)     If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum Annual Additions under this Plan shall equal the product of (A) the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the Annual Additions which would be credited to such Participant’s Account under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such Annual Additions for all plans described in this subparagraph.

5.08.	Correction of Excess Annual Additions

Effective January 1, 2008, notwithstanding any provision of the Plan to the contrary, if the Annual Additions are exceeded for any Participant, then the Plan shall correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final regulations under Code Section 415.

5.09.	Voluntary Contributions

(a)     For Plan Years ended on or before December 31, 2000, each Participant could elect to voluntarily contribute from one percent to 10 percent (in whole percentages) of his compensation earned while a Participant under this Plan. Such Voluntary Contributions may have entitled the Participant to receive Matching Contributions, subject to Section 5.01, as in effect on or before December 31, 2000. All such contributions were paid to the Trustee within a reasonable period of time, in no event later than 15 business days after the end of the calendar month in which the contribution was received from the Participant. The balance of each Participant’s Voluntary Contributions and earnings thereon shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. On and after January 1, 2001, no further Voluntary Contributions shall be permitted. On and after January 1, 2001, each Participant’s previous Voluntary Contributions, if any, and any earnings thereon shall continue to be allocated to the Participant’s Voluntary Contribution Account.

(b)     A Participant may elect to withdraw his Voluntary Contributions and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 7.12, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to Voluntary Contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal.

5.10.	Special Register Contribution

Under the Register Plan, Register Publishing Company, Inc. previously provided a Special Employer Contribution, for each employee who (i) was employed by Register Publishing Company, Inc. on February 15, 1996, (ii) executed the Release on or before February 23, 1996, (iii) was paid any compensation as an employee of Register Publishing Company, Inc. during the period beginning January 1, 1996 and ending July 31, 1996, and (iv) was an active or inactive participant in the Register Plan as of August 30, 1996) (herein referred to as a “Special Contribution Employee”). This contribution was a special profit sharing contribution held in each Special Contribution Employee’s Special Register Contribution Account (a separate profit sharing account) under the Register Plan. Pursuant to the merger of the Register Plan into this Plan as of December 31, 1998, such Accounts were transferred to the Special Register Contribution Accounts of Register Participants under this Plan. Effective as of January 1, 2001, such Accounts were transferred to such Register Participants’ Profit Sharing Contribution Accounts under this Plan.

ARTICLE VI
VALUATIONS

6.01.	Valuation of the Trust Fund

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on such Valuation Date, prior to taking into consideration the contribution to be allocated as of such Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not obtained reimbursement from the Employer or the Trust Fund.

6.02.	Method of Valuation

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers. Notwithstanding the forgoing provisions, however, any conflicting valuation provisions under the applicable Trust Agreement shall control.

ARTICLE VII
DETERMINATION AND DISTRIBUTION OF BENEFITS

7.01.	Determination of Benefits upon Retirement

Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon such Normal Retirement Date, all amounts credited to such Participant’s Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 5.04, shall continue until such later date of retirement. Upon a Participant’s retirement and distribution election, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant’s Account, in accordance with Section 7.05.

Register Participants shall be subject to the Qualified Joint and Survivor Annuity requirements of Section 7.05(b) for distributions made on or before December 31, 2000. For distributions made on or after January 1, 2001, Register Participants may elect an optional form of distribution as set forth in Section 7.05(b)(6).

For Plan Years commencing on or after January 1, 2002, once otherwise eligible for a distribution under the terms of the Plan, the Code and ERISA, a Participant may request that any portion of his Account be distributed in Common Stock, with any fractional shares paid in cash.

7.02.	Determination of Benefits upon Death

(a)     Death Benefit for Participants other than Register Participants

(1)     Upon the death of a Participant (other than a Register Participant) before the termination of his employment, all amounts credited to such Participant’s Account shall be fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.05 and 7.07, to distribute the value of the deceased Participant’s Account to the Participant’s Beneficiary.

(2)     Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.05 and 7.07, to distribute any remaining amounts credited to the Account of a deceased Former Participant to such Former Participant’s Beneficiary.

(3)     The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(4)     The Beneficiary of the death benefit payable under this Subsection shall be the Participant’s spouse unless the Participant elects an alternate Beneficiary with his spouse’s consent in accordance with the election and consent requirements of Section 7.05(a).

(5)     For Plan Years commencing on or after January 1, 2002, once otherwise eligible for a distribution under the terms of the Plan, the Code and the Act, a designated Beneficiary may request that any portion of the Participant’s Account be distributed in Common Stock, with any fractional shares paid in cash.

(b)     Death Benefit for Register Participants until December 31, 2000

(1)     In the event of the death of a married Register Participant before his Annuity Starting Date under the Plan, any distribution to the surviving spouse on or before December 31, 2000, shall (provided that the Participant has been married to that spouse through the one year period immediately preceding the Participant’s death) be in the form of a Qualified Pre-Retirement Survivor Annuity, in accordance with Sections 7.05(b) and 7.07, unless the Register Participant elected an alternate Beneficiary or alternate form of death benefit in accordance with Section 7.05(b). The distribution of death benefits to unmarried Register Participants shall also be made in accordance with Sections 7.05(b) and 7.07 for distributions made on or before December 31, 2000.

(2)     On and after January 1, 2001, death benefits for Register Participants shall be determined in accordance with Section 7.02(a).

(c)     Death Benefits for Participants Who Die While Performing Qualified Military Service. If a Participant dies on or after January 1, 2007, while performing qualified military service (as defined in Code Section 414(u)), the Participant's Beneficiary or Beneficiaries are entitled to any additional benefits (other than benefit allocations relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death

7.03.	Determination of Benefits in Event of Disability

In the event of a Participant’s Total and Permanent Disability, and distribution election, the Trustee, in accordance with the provisions of Sections 7.05 and 7.07, shall distribute to such Participant all amounts credited to such Participant’s Account, as though he had retired.

Notwithstanding the above paragraph, for distributions made on or before December 31, 2000, Register Participants shall be subject to the Qualified Joint and Survivor Annuity requirements of Section 7.05(b), and may select an optional form of distribution as set forth in Section 7.05(b)(6).

For Plan Years commencing on or after January 1, 2002, once otherwise eligible for a distribution under the terms of the Plan, the Code and ERISA, a Participant may request that any portion of his Account be distributed in Common Stock, with any fractional shares paid in cash.

7.04.	Determination of Vested Benefits upon Termination of Employment

(a)     A Participant shall, at all times, have a 100 percent vested interest in his Elective Contribution Account, his Roth Account, his Matching Contribution Account, his Safe Harbor Matching Account and his Rollover Account. A Park Participant or Register Participant shall also have a 100 percent vested interest in his Account.

(b)     A Participant who dies, becomes Totally and Permanently Disabled, or reaches Normal Retirement Age while in the employ of the Employer shall have a 100 percent vested interest in his Profit Sharing Account. Otherwise, a Participant shall have a vested, nonforfeitable interest in his Profit Sharing Account after he has completed three Years of Service with the Employer.

(c)     Except as provided as follows, all of an individual’s Years of Service are counted to determine the vested interest in a Participant’s Profit Sharing Account.

(1)     Service with the Employer before age 18 shall be excluded.

(2)     Service with the Employer before the Employer maintained this Plan or a predecessor plan shall be excluded.

(d)     A Participant's Vested interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended, if the Plan provides for an automatic change in vesting due to a change in top heavy status (and this event occurs). In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three Years of Service, on or before the expiration date of the election period, may elect to have his non-forfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period hereunder shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(1)     the adoption date of the amendment;

(2)     the effective date of the amendment; or

(3)     the date the Participant receives written notice of the amendment from the Employer or Administrator.

(e)           (1)     If any Former Participant is reemployed by the Employer before a Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred, with respect to accruals and vesting.

(2)     If any Former Participant is reemployed after a Break in Service has occurred, and (A) the Former Participant was not Vested at the time of his termination and (B) the Former Participant incurs a Five-Year Break in Service, he shall not be credited with his pre-break Years of Service for purposes of Vesting (the rule of parity).

(f)     If a Participant terminates service before becoming Vested in his Profit Sharing Account and, in accordance with this Article VII, receives a distribution of his entire Vested Account, his Profit Sharing Account shall be forfeited. If a Participant receives a distribution of his entire Vested Account and resumes employment covered under the Plan, the Participant’s Profit Sharing Account will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five years after the first date on which the Participant is subsequently re-employed, or the date the Participant incurs a Five-Year Break in Service following the date of the distribution. In the case of a terminated Participant whose vested interest under the Plan is zero, such Participant shall be deemed to have received a distribution of such vested Account balance as of the Valuation Date following the Participant’s termination of employment and the Participant’s nonvested Account balance shall be forfeited as of such date. If the Participant is later reemployed and resumes employment covered under the Plan before he has incurred a Five-Year Break in Service, the value of his Profit Sharing Account that was forfeited, if any, pursuant to this subsection shall be reinstated to his Profit Sharing Account at its value as of the date of forfeiture.

7.05.	Distribution of Benefits

(a)     Distributions to Participants other than Register Participants. Upon the termination of such a Participant’s employment, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to the Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the methods set forth in (1) or (2) below.

(1)     One lump-sum payment in cash or in property; however, if Common Stock is held in the Participant’s Account, such shares of Common Stock will be distributed, unless the Participant requests that the shares be sold. In such case, the Administrator will instruct the Trustee to sell the shares and remit the proceeds, after deducting related expenses, to the Participant; or,

(2)     Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments for up to 15 years.

In order to provide such installment payments, the Administrator may, at the Participant’s election (but shall not be required to): (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment.

The period over which such payment is to be made shall not extend beyond the Participant’s own life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

(3)     For Plan Years commencing on or after January 1, 2002, once otherwise eligible for a distribution under the terms of the Plan, the Code and ERISA, a Participant may request that any portion of his Account be distributed in Common Stock, with any fractional shares paid in cash.

(b)     Distributions to Register Participants until December 31, 2000. Notwithstanding the foregoing distribution provisions of Subsection (a) above, for distributions made on or before December 31, 2000, the distribution of the accounts (including the portions of a Register Participant’s account attributable to both transferred Register Accounts and contributions made under this Plan on or after January 1, 1999), of Register Participants shall be subject to the Qualified Joint and Survivor Annuity benefit election and consent rules provided for below.

(1)     Unless otherwise elected as provided below, a Register Participant who is married on his Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all of his benefits in the form of a Qualified Joint and Survivor Annuity. The Qualified Joint and Survivor Annuity is a Joint and Survivor Annuity with the survivor annuity payable to the surviving spouse during the spouse's lifetime in an amount equal to 50% of the annuity payable to the Participant during his life.

The Qualified Joint and Survivor Annuity shall be the automatic form of payment for Register Participants. However, a Register Participant may elect to receive benefits in the optional forms set forth below, including a smaller annuity benefit with continuation of payments to the spouse at survivor percentages set forth below, which alternative joint and survivor annuity shall be equal in value to the Qualified Joint and Survivor Annuity.

An unmarried Register Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section, as if it were an election to waive the Qualified Joint and Survivor Annuity by a married Register Participant, but without the spousal consent requirement.

(2)     Any election by a Register Participant to waive the Qualified Joint and Survivor Annuity must be made by the Register Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits later designations by the Participant without the requirement of further consent by the spouse). The spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public.

Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Register Participant, consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election, however, must comply with the requirements of this Subsection. Further, a former spouse's waiver shall not be binding on a new spouse.

(3)     The election period to waive the Qualified Joint and Survivor Annuity shall be the 90 day period ending on the Annuity Starting Date.

(4)     With regard to the election, the Administrator shall provide to the Register Participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of:

(A)     the terms and conditions of the Qualified Joint and Survivor Annuity;

(B)     the Register Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

(C)     the right of the Participant's spouse to consent to any election to waive the Qualified Joint and Survivor Annuity; and,

(D)     the right of the Register Participant to revoke such election, and the effect of such revocation.

The Participant can waive the 30-day notice requirement in accordance with Code Section 417 and the procedure established by the Administrator. In the case of distributions subject to the rules for joint and survivor annuities, such distributions may begin on or after the eighth day following the date the required explanation was provided to the Participant if the Participant and spouse so elect.

(5)     Pursuant to the election of a Register Participant, on or before December 31, 2000, and the consent of his spouse, the Administrator shall direct the Trustee to distribute to the Register Participant or his Beneficiary the amount to which he is entitled under his Register Account, in one of the optional methods set forth below. A Participant may elect to defer the distribution until the later of the year after the year in which the Participant reaches age 70 ½ or retires, unless otherwise restricted under the Code and the Regulations.

(A)     Lump Sum Option: Benefits shall be paid in a single lump sum payment, as of any applicable benefit commencement date, subject however, to the minimum distribution rules provided herein. Subsequent to such lump sum payment, no other benefits shall be payable under this Plan.

(B)     Partial Lump Sum Payment and Monthly Payments: Benefits shall be paid in a partial lump sum payment, followed by monthly installments over a period not exceeding the Participant’s (or Participant's surviving spouse’s) assumed life expectancy (or the assumed joint life expectancy of the Participant (or Participant's surviving spouse) and the Beneficiary). If a Participant (or Participant's surviving spouse) dies before receiving such selected number of certain payments hereunder, the balance of such payments shall be made to the Participant's (or Participant's surviving spouse’s) designated Beneficiary.

(C)     Installments Over a Term Certain: Benefits shall be paid in installment payments over a term not exceeding the Participant’s (or Participant's surviving spouse’s) assumed life expectancy (or the assumed joint life expectancy of the Participant (or Participant's surviving spouse) and the Beneficiary). If a Participant (or Participant's surviving spouse) dies before receiving such selected number of certain payments hereunder, the balance of such payments shall be made to the Participant's (or Participant's surviving spouse’s) designated Beneficiary. If the Participant (or Participant's surviving spouse) dies after commencing this benefit and the designated Beneficiary is then deceased, the remaining payments (or the present value of such remaining accounts) will be payable to the Participant's estate.

(D)     Joint and Survivor Annuity Option: Benefits shall be paid under an annuity providing equal monthly payments to the Participant (or Participant's surviving spouse) for his life, with payments continued after his death to a contingent annuitant for life, in a designated amount which is not less than 50% of, nor greater than 100% of, the amount of the annuity payable during the joint lives of the Participant (or Participant's surviving spouse) and his contingent annuitant. The percentage payable to the contingent annuitant shall be either (1) 1% (2) 25% (3) 50% (4) 75% or (5) 100%.

(E)     Life Plus Term Certain Annuity Option: Benefits shall be paid under an annuity providing equal monthly payments over the Participant’s (or Participant's surviving spouse’s) life, with a guaranteed minimum payments to the Participant (or Participant's surviving spouse) or his Beneficiary for an initial number of years (months), as elected from the following: (1) 1 Year (12 months); (2) 5 Years (60 months); (3) 10 Years (120 months); or (4) 15 Years (180 months), but with such selection not to exceed the applicable life expectancies of the Participant (Surviving Spouse) or the Beneficiary. If the Participant (Surviving Spouse) dies before the minimum number of payments are made, the Participant’s (Surviving Spouse’s) Beneficiary will receive the remaining number of guaranteed payments.

The Participant must be informed of his right to defer a distribution hereunder. Failure to elect an option shall be deemed an election to defer the commencement of benefits, subject however, to the minimum required distribution rules provided below.

Notwithstanding the above, the only optional forms of distribution available to a Register Participant as of January 1, 2001 shall be the optional forms of distribution set forth at Plan Section 7.5(a) above.

(c)     Lump Sum Distributions. Effective March 28, 2005, if the value of a Participant’s benefit derived from Employer and Employee contributions under the Plan does not exceed $1,000, the Administrator shall immediately distribute such benefit without such Participant’s consent. Any distribution to a Participant who has a benefit which exceeds $1,000, shall require such Participant’s consent, if such distribution commences prior to his Normal Retirement Age. Effective from January 1, 2002 through December 31, 2005, a Participant’s Rollover Account shall not be taken into account in determining whether his or her Account exceeds the involuntary cashout limit. Effective January 1, 2006, a Participant’s Rollover Account shall be taken into account in determining whether his or her Account exceeds the involuntary cashout limit.

With regard to such required consent:

(1)     No consent shall be valid unless the Participant has received a notice satisfying the requirements of Code section 411. Such notice shall provide a general description of (a) the material features and an explanation of the optional forms of benefit available under the Plan; and (b) the Participant’s right to defer the receipt of the distribution and the consequences of failing to defer such receipt.

(2)     The notice described above shall be provided to the Participant no less than 30 days and no more than 180 days before the date on which distribution is to commence, provided that a distribution may commence less than 30 days after the date on which the notice is given to the Participant, provided that (a) the Participant is informed that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution and the distribution option, and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

(3)     If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions that are required under Subsection 7.05(c).

(4)     If a Participant indicates where he wants his involuntary distribution deposited or paid, the Administrator shall follow such direction. If a Participant fails to indicate where he wishes an involuntary distribution deposited or paid, the Company shall deposit such distribution in an IRA on his behalf. Effective January 1, 2006, the preceding sentence shall apply only if the involuntary distribution exceeds $1,000.

(d)     HEART Act Distribution. Effective for distributions made on or after January 1, 2010, for purposes of Code Section 401(k)(2)(B)(i)(I) and this Plan Article, a Participant shall be treated as having incurred a severance from employment (termination of employment) during any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A). However, the Plan will not distribute the benefit of such a Participant without that Participant's consent, so long as the Participant is receiving differential wage payments.

Effective for distributions made on or after January 1, 2010, a Participant who elects a distribution pursuant to this subsection, may not make an Elective Contribution or Catch-Up Contribution during the six-month period beginning on the date of such distribution

7.06.	Minimum Required Distributions

(a)     All distributions required under this section will be determined and made in accordance with the Regulations under Code Section 401(a)(9).

(1)     TEFRA Section 242(b)(2) Election. Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).

(2)     Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(3)     Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)     If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)     If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)     If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)     If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section, other than section (d)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph and paragraph (8), unless subparagraph (d) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph (d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (d). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (d), the date distributions are considered to begin is the date distributions actually commence.

(4)     Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) of this article. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations.

(5)     Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)     the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)     if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(6)     Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

(7)     Death On or After Date Distributions Begin.

(A)     If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)     The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)     If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)     If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)     If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s Account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(8)     Death Before Date Distributions Begin.

(A)     If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s Account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 4.01.

(B)     If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(C)     If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph (3), this paragraph (8) will apply as if the surviving spouse were the participant.

(9)     Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation section 1.401(a)(9)-1, Q&A-4.

(10)     Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph (5). The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(b)     Life expectancy. On and after January 1, 2002, life expectancy shall be computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

(c)     Pre-TEFRA election. The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be binding upon the Administrator, notwithstanding any contrary provision of Section 7.05.

(d)     Rollover distributions. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution (as defined in Code Section 401(a)(31)(D)) paid directly to an Eligible Retirement Plan (as defined in Code Section 401(a)(31)(E) specified by the Distributee in a Direct Rollover.

(1)     An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancies) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and, on or before December 31, 2001, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). On and after January 1, 2002, any rollover shall be treated as first consisting of taxable distributions. On or after January 1, 2002, an Eligible Rollover Distribution does not include any portion of any hardship distribution provided under Section 7.13 attributable to Elective Contributions.

Effective for taxable years beginning after December 31, 2006, Eligible Rollover Distribution also means employee (after-tax) or Roth elective deferral contributions (and, effective July 1, 2011, Roth Contributions) if any, transferred by means of a direct rollover to a qualified plan under Code Section 401(a) or to a 403(b) plan if such plan accounts separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income.

(2)     An “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 403(a), that accepts the Distributee’s Eligible Rollover Distribution. Effective January 1, 2002, the term "Eligible Retirement Plan" also includes (a) an eligible deferred compensation plan described in Code Section 457(b), which is maintained by an eligible employer described in Code Section 457(e)(1)(A) and (b) an annuity contract described in Code Section 403(b).

Effective for distributions made on or after January 1, 2008, Eligible Retirement Plan also includes a Roth IRA described in Code Section 408A(b). Effective for distributions made on or after January 1, 2010, in the case of a distribution to a Distributee who is a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, Eligible Retirement Plan is an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code section 408(b).

(3)     A “Distributee” includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

Effective for distributions made on or after January 1, 2010, Distributee also includes a non-spouse Beneficiary who is a "designated beneficiary" under Code Section 401(a)(9)(E) and the regulations thereunder.

(4)     A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(e)     Required Minimum Distributions for 2009. Notwithstanding the preceding subsections, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), will receive such distributions for 2009. In addition, notwithstanding subsection (g), solely for purposes of applying the direct rollover provisions of the Plan to 2009 RMDs, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

7.07.	Distribution of Benefits upon Death

(a)     Distribution of Death Benefits for Participants other than Register Participants

(1)     The death benefit payable pursuant to Section 7.02(a) shall be paid to the Participant’s Beneficiary within a reasonable time after the Participant’s death, not to exceed the limits set forth under Code Section 401(a)(9) by one of the following methods, as elected by the Participant (or if no election has been made prior to the Participant’s death, by his Beneficiary) subject, however, to the rules specified in Section 7.06(c):

(A)     One lump-sum payment in cash or in property; or,

(B)     Payment in monthly or annual cash installments over a period to be determined by the Participant or his Beneficiary not exceeding 180 months. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

(2)     The Beneficiary of the death benefit payable under this Subsection shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

(A)     the spouse has waived the right to be the Participant’s Beneficiary, or

(B)     the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) that provides otherwise), or

(C)     the Participant has no spouse, or

(D)     the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by submitting notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing to any change in Beneficiary, unless the spouse’s original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant’s death, and the Participant has no spouse, the death benefit shall be payable to his estate.

Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific non-spouse Beneficiary.

(3)     In the event the death benefit payable pursuant to this Subsection is payable in installments, then, upon the death of the Participant, the Administrator may, at the Participant’s election, (but shall not be required to), direct the Trustee to segregate the death benefit into a separate Account; and, the Trustee shall invest such segregated Account separately. The funds accumulated in any such Account shall be used for the payment of the installments.

(b)     Distribution of Death Benefit for Register Participants Until December 31, 2000. Notwithstanding the foregoing distribution provisions, for Death Benefit distributions on or before December 31, 2000, the distribution of the Accounts of a Register Participant who dies prior to his Annuity Starting Date shall be subject to the distribution rules set forth below. On and after January 1, 2001, Death Benefit distributions to Register Participants shall be subject to Section 7.07(a) above.

(1)     If a Register Participant is married at the time of his death prior to his Annuity Starting Date, the Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s surviving spouse and the death benefit shall be the Qualified Pre-Retirement Survivor Annuity, unless the Participant has waived the Qualified Pre-Retirement Survivor Annuity during the applicable election period by designating an alternate Beneficiary or by selecting an optional form of benefit provided for under Section 7.07(b)(6), and the spouse has consented to the alternate Beneficiary or optional form of benefit. The Qualified Pre-Retirement Survivor Annuity shall be an annuity payable over the life of the surviving spouse. The applicable election period, for purposes of this Section, begins on the first day of the Plan Year that the Participant reaches age 35 and ends on the Participant’s death. If a Register Participant is unmarried at the time of his death prior to the Annuity Starting Date, the death benefit shall be paid to his designated Beneficiary, in an optional form available under Section 7.07(b)(6) (other than a survivor annuity), as elected by the Participant, or in an form with a such shorter payment period as subsequently elected by the designated Beneficiary.

(2)     A Participant’s waiver of the Qualified Pre-Retirement Survivor Annuity is effective only if:

(A)     the spouse has consented to the Participant’s alternate Beneficiary designation or alternate form of payment during the applicable election period; and,

(B)     any consent by the Participant’s spouse to waive any rights to the death benefit is in writing, acknowledges the effect of such waiver, and is witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific non-spouse Beneficiary.

(3)     If, at the date of the Participant’s death, the Participant is:

(A)     legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) that provides otherwise);

(B)     the Participant has no spouse; or

(C)     the spouse cannot be located,

then the Participant’s death benefit will be paid to the Participant’s designated Beneficiary in a form designated by the Participant or the Beneficiary.

(4)     The designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by submitting notice of such revocation or change with the Administrator within the applicable election period. However, the Participant’s spouse must again consent in writing to any change in Beneficiary, unless the spouse’s original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant’s death, and the Participant has no spouse, the death benefit shall be payable to his estate.

(c)     Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations issued thereunder.

If it is determined pursuant to Regulations that the distribution of a Participant’s interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.05 as of his date of death.

If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

However, the five-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the prior election of the Participant (or, at the election of the Participant’s designated Beneficiary), be distributed over a period not extending beyond the life expectancy of such designated Beneficiary, provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is his Beneficiary, the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of: (i) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (ii) December 31st of the calendar year in which the Participant would have attained age 70½. If the surviving spouse dies before distributions to such spouse begin, then the five-year distribution requirement of this Section above shall apply as if the spouse was the Participant.

(d)     For purposes of Subsection (c), the election by a designated Beneficiary to be excepted from the five-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant’s death. Except, however, with respect to a designated Beneficiary who is the Participant’s surviving spouse, the election must be made by the earlier of: (i) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70½; or (ii) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the five-year distribution requirement shall apply.

(e)     For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse shall not be recalculated. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.

(f)     Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as an effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

7.08.	Time of Segregation or Distribution

Except as limited by Sections 7.05 and 7.06, whenever the Trustee is to make a distribution or to commence a series of payments on or as of a Valuation Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Valuation Date. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

7.09.	Distribution for Minor Beneficiary

In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.10.	Location of Participant or Beneficiary Unknown

In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered or certified letter, return receipt requested, to the last known address, and after further diligent effort to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

7.11.	Pre-Retirement Distribution

At such time as a Participant shall have attained the age of 59½ years, the Administrator, at the election of the Participant, but subject to, for Register Participants, the benefit election and consent rules set forth in Section 7.05, shall direct the Trustee to distribute all or any portion of the vested balance then credited to the Account maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 7.05, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

Notwithstanding the above, pre-retirement distributions from a Participant’s Account shall not be permitted prior to the Participant attaining age 59½, except as otherwise permitted under the terms of the Plan.

If a Participant elects to take a distribution of less than the entire amount credited to his Account pursuant to this Section, then such distribution shall be deemed to be a withdrawal of the components of such Account in the following order:

(a)     first, from the Voluntary Contributions Account;

(b)     then, from the Rollover Contributions Account;

(c)     then, from the Special Register Contributions Account;

(d)     then, from the Profit Sharing Account;

(e)     then, from the Matching Contributions Account;

(f)     then, from Safe Harbor Matching Contributions Account;

(g)     then, from the Elective Deferral Contributions Account; and

(h)     finally, from the Roth Account.

7.12.	Discretionary Withdrawals

Subject to the limitations set forth herein, a Participant may make withdrawals from the vested portion of his Account of amounts attributable to Rollover Contributions, Voluntary Contributions, Special Register Contributions (subject to Section 7.05) and Matching Contributions (excluding amounts attributable to Safe Harbor Matching Contributions) at any time by completing an application to make such a withdrawal in the form and at such time as may be specified by the Administrator. In no event, however, may the amount of all of a Participant’s Discretionary Withdrawals, determined on a cumulative basis, exceed the sum of:

(a)     the value of the Participant’s Account attributable to Voluntary Contributions;

(b)     the value of the Participant’s Account attributable to Rollover Contributions;

(c)     the value of the Participant’s Account attributable to Special Register Contributions;

(d)     the value of pre-2001 Matching Contributions (i.e., excluding Safe Harbor Matching Contributions) that have been included in the Participant’s Account for more than 24 months; and

(e)     the value of post-2010 Matching Contributions that have been included in the Participant’s Account for more than 24 months.

If a Participant elects to take a distribution pursuant to this Section 7.12, then such distribution shall be deemed to be a withdrawal of the components of such Account in the following order:

(i)     first, from the Voluntary Contributions Account;

(ii)     then, from the Rollover Contributions Account;

(iii)     then, from the Special Register Contributions Account;

(iv)     then, from the pre-2001 Matching Contributions Account; and

(v)     finally, from the post-2010 Matching Contributions Account.

7.13.	Hardship Distribution

(a)     A Participant may request a hardship distribution if he can demonstrate an immediate and heavy financial need, in accordance with the Administrator’s application and certification procedures, and for Register Participants, the Participant’s spouse consents in accordance with Section 7.05. Notwithstanding the preceding sentence, hardship distributions of Safe-Harbor Matching Contributions shall not be available. Upon the demonstration, and the Participant’s certification of a qualifying immediate and heavy financial need, the Administrator shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of:

(1)     the full vested value of the Participant’s Account, excluding earnings on Elective Deferrals arising after 1988, valued as of the last Valuation Date, and Safe Harbor Matching Contributions and earnings thereon; or

(2)     the amount necessary to satisfy such certified immediate and heavy financial need of the Participant.

Any distribution made pursuant to this Section shall be made as of the Valuation Date of Account liquidation for purposes of the distribution; and, the Participant’s Account shall be reduced accordingly as of such date. Withdrawals under this Section shall be authorized solely if the Participant certifies in writing that the distribution is on account of:

(3)     Effective January 1, 2006, medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for those persons to obtain medical care;

(4)     The purchase (excluding mortgage payments) of a principal residence for the Participant;

(5)     Payment of tuition and related educational expenses for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents;

(6)     The need to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(7)     Effective January 1, 2006, payments necessary for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)); or

(8)     Effective January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify as the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

(b)     No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s certification to the Administrator, determines that the hardship distribution is needed to resolve an immediate and heavy financial need arising from a permissible hardship as identified in subsection (a) above, and stating that the Participant has attempted to satisfy such immediate and heavy financial need and such need has not been and cannot be relieved:

(1)     Through reimbursement or compensation of any loss or casualty by insurance or otherwise;

(2)     By reasonable liquidation of the Participant’s assets (including reasonably available assets of the Participant’s spouse and minor children) to the extent that such liquidation would not cause the occurrence of another immediate and heavy financial need;

(3)     By ceasing all elective contributions and employee contributions under the Plan;

(4)     By taking all other available distributions, or making application for and taking receipt of any nontaxable loans available, from plans maintained by the Employer, or another employer; and

(5)     By application to and borrowing from commercial resources upon reasonable commercial terms.

(c)     Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 7.05.

(d)     If a distribution is made pursuant to this Section, the Participant cannot contribute to the Plan for six months, beginning with the date of distribution. The initial date for subsequent commencement of contributions shall be the first day of the calendar quarter following the expiration of the six-month suspension.

(e)     Effective January 1, 2010, a Participant may request a hardship distribution if he can demonstrate an immediate and heavy financial need of the Participant's primary Beneficiary under the Plan, that would constitute a hardship event if it occurred with respect to the Participant's spouse or dependent as defined under Code Section 152 (except that hardship withdrawals shall be authorized solely if the Participant certifies in writing that the distribution is on account of educational expenses, funeral expenses and certain medical expenses). For purposes of this subsection, a Participant's “primary Beneficiary under the Plan” is an individual who is named as a Beneficiary under the Plan other than a Participant's spouse or dependent as defined under Code Section 152, and has an unconditional right to all or a portion of the Participant's Account balance under the Plan upon the Participant's death

7.14.	Payments Pursuant to Qualified Domestic Relations Orders

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” A distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order”, even if the affected Participant has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p). The Administrator shall establish a written procedure for reviewing and shall have total and exclusive discretion to determine whether a domestic relations order qualifies as a “qualified domestic relations order” under Code Section 414(p). Effective September 10, 2010, the Participant and/or Alternate Payee will be charged a fee for determining whether an order is a “qualified domestic relations order.” Fee information will be outlined in the Plan’s procedures governing “qualified domestic relations order” determinations.

Effective April 6, 2007, a judgment, decree, order, or approval of a property settlement agreement, that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order: (i) solely because the judgment, decree, order or approval of property settlement agreement is issued after, or revises, another judgment, decree, order, or approval of a property settlement agreement; or (ii) solely because of the time at which the order, judgment, decree, or approval of a property settlement agreement is issued, including issuance after the Annuity Starting Date, or after the Participant's death.

7.15.	Loans to Participants

(a)     The Administrator, in accordance with guidelines established specifically for such purpose, may make loans to Participants (and separated Participants who are “parties-in-interest” under ERISA Section 3(14) (collectively referred to herein as “Applicant”)) limited to no more than two loans in the aggregate and no more than one loan (of $1,000 or more) each 12 calendar months, under the following provisions: (i) loans shall be made available to all Applicants on a reasonably equivalent basis; (ii) loans shall not be made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other employees; (iii) loans shall bear a reasonable rate of interest; (iv) loans shall be adequately secured; (v) loans shall provide for repayment over a reasonable period of time; and (vi) loans shall be subject to such reasonable charges that the Administrator may assess.

(b)     A loan may not be repaid within the six month period following the date that the loan is made, unless such repayment occurs in connection with the termination of the Applicant’s employment.

(c)     Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Applicant) shall be limited to the lesser of:

(1)     $50,000, reduced by the highest outstanding balance of loans from the Plan to the Applicant during the one year period ending on the day before the date on which such new loan is made; or

(2)     one-half of the non-forfeitable Account balance of the Applicant under the Plan.

(d)     Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five years from the date of the distribution of the loan. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Applicant, shall provide for periodic repayment over a reasonable period of time not to exceed 10 years.

(e)     In accounting for loan distributions and repayments, loans shall be treated as investments of the individual Account of the Applicant:

(1)     loan distributions shall be deemed to be drawn:

(i)     first, from the Participant’s Elective Contributions Accounts;

(ii)     then, from the Participant’s Safe Harbor Matching Contributions Account;

(iii)     then, from the Participant’s Matching Contributions Account, if any;

(iv)     then, from the Participant’s Voluntary Contributions Account, if any;

(v)     then, from the Participant’s Rollover Contributions Account, if any; and

(vi)     finally, from the Participant’s Roth Account, if any.

(2)     repayments shall be deemed to replenish:

(i)     first, the Participant’s Rollover Contributions Account, if any;

(ii)     then, the Participant’s Voluntary Contributions Account, if any;

(iii)     then, the Participant’s Matching Contributions Accounts, if any;

(iv)     then, the Participant’s Safe Harbor Matching Contributions Accounts, if any;

(v)     finally, the Participant’s Elective Contributions Accounts.

(f)     Participant loan repayments shall be suspended under this Plan as permitted under USERRA, in accordance with Code Section 414(u)(4).

(g)     Loans shall not be permitted from a Participant’s Profit Sharing Account.

7.16.	Qualified Reservist Distributions

For distributions made after January 1, 2010, a Participant may elect a Qualified Reservist Distribution. For purposes of this Plan section, a "Qualified Reservist Distribution" is any distribution to a Participant who is ordered or called to active duty after September 11, 2001, if (i) the distribution is from amounts attributable to Elective Contributions; (ii) the Participant was (by reason of being a Participant of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

7.17.	Roth Account Withdrawals

A Participant who has attained age 59½ may elect to withdraw all or part of his Roth Account prior to or instead of withdrawing his Elective Contributions. Any distribution from a Participant’s Roth Account must be a “qualified distribution” within the meaning of Code Section 402A(d)(2) and cannot be distributed until the Roth Contributions have been in the Participant’s Account for five years.

ARTICLE VIII
AMENDMENT, TERMINATION, AND MERGERS

8.01.	Amendment

(a)     The Board of Directors of the Company, or its authorized delegate, shall have the right, at any time, to amend or restate the Plan by the adoption of a formal resolution (or resolutions) evidencing such action, which resolution shall be certified in writing by the Secretary of the Company and delivered to the Administrator. However, any amendment or restatement which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee’s and Administrator’s written consent. Any such amendment or restatement shall become effective, as provided therein, upon its execution. The Trustee shall not be required to execute any such amendment or restatement, unless any Trust provisions contained herein are a part of the Plan and the amendment or restatement affects the duties of the Trustee hereunder.

(b)     No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants, or their Beneficiaries or estates; or otherwise causes any reduction in the amount credited to the Account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)     Except as permitted by Regulations (including Regulation Section 1.411(d)-4)), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” the result of which is a further restriction on such benefit, unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and certain optional forms of benefit under current Regulations.

(d)     Notwithstanding any provision of Article V or other Plan provision to the contrary, the Company (or any Employer hereunder) shall not amend the provisions of Article V herein controlling the provision and allocation of Matching Contributions or Safe Harbor Matching Contributions made or invested in the Common Stock of the Company more than once every six months, other than as necessary to comport with changes in Code or ERISA requirements.

(e)     Notwithstanding any Plan provision to the contrary, the Company, with or without consultation with the Administrator, shall retain the power to amend, and may amend the Plan provisions, as necessary to comply with current provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the then current regulations and interpretations thereunder.

8.02.	Termination

(a)     The Board of Directors of the Company, or its authorized delegate, shall have the right at any time to terminate the Plan by the adoption of a formal resolution evidencing such action, which resolution shall be certified in writing by the Secretary of the Company and delivered to the Administrator and the Trustee. Upon any Plan termination adopted by the Board of the Company, all amounts credited to the affected Participants’ Account, if not already vested, shall become 100 percent vested as provided in Section 7.04; and, thereafter shall not be subject to forfeiture. Further, all unallocated amounts shall be allocated to the Account of all Participants, in accordance with the provisions hereof.

(b)     Upon the termination of the Plan by the Board of the Company, the Company shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 7.05. Distributions to a Participant shall be made in cash or in property (or through the purchase of irrevocable nontransferable deferred commitments from an insurer). Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” as described in Section 8.01.

8.03.	Merger or Consolidation

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation; and, such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 8.01.

ARTICLE IX
MISCELLANEOUS

9.01.	Participants’ Rights

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.02.	Alienation

(a)     Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)     This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.10 and 2.11.

(c)     The anti-alienation provisions of this Section shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984 and applicable regulations. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent specifically provided under a “qualified domestic relations order”, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)     The anti-alienation provisions of this Section 9.02 shall not apply with respect to a valid lien or levy of the United States Internal Revenue Service, in accordance with Code Section 6331 and the regulations thereunder.

(e)     Notwithstanding the foregoing, benefits provided under this Plan may be assigned or alienated as permitted under Code Section 401(a)(13) pursuant to:

(1)     a judgment of conviction for a crime involving the Plan;

(2)     a civil judgment entered by a court in an action brought in connection with a violation (or alleged violation) of ERISA’s fiduciary responsibility provisions; or

(3)     a settlement agreement between the IRS and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of ERISA’s fiduciary responsibility provisions by a fiduciary or any other person.

The judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s Plan benefits; and where the survivor annuity requirements apply to Plan distributions to the Participant (under Code Section 401(a)(11)), the rights of the Participant’s spouse to survivor benefits are preserved as follows:

(1)     either: (i) the spouse must consent in writing to the offset, and the consent must be witnessed by a notary public or Plan representative (or, if it is established that there is no spouse, the spouse cannot be located, etc.) or (ii) an election to waive the spouse’s right to a qualified joint and survivor annuity (QJSA) or a qualified preretirement survivor annuity (QPSA) is in effect;

(2)     the spouse must have been ordered or required in the judgment, order, decree, or settlement to pay an amount to the Plan in connection with the violation of fiduciary duties; or

(3)     in the judgment, order, decree, or settlement, the spouse must retain the right to receive a survivor annuity under a QJSA or a QPSA determined as if:

(i)     the Participant terminated employment on the date of the offset;

(ii)     there was no offset;

(iii)     the Plan permitted commencement of benefits only on or after normal retirement age;

(iv)     the Plan provided only the “minimum-required qualified joint and survivor annuity”; and

(v)     the amount of the Qualified Preretirement Survivor Annuity under the Plan is equal to the amount of the survivor annuity payable under the “minimum-required qualified joint and survivor annuity”.

The “minimum required qualified joint and survivor annuity” is the Qualified Joint and Survivor Annuity (I) which is the actuarial equivalent of the Participant’s accrued benefit and (II) under which the survivor annuity is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

9.03.	Construction of Plan

This Plan shall be construed and enforced according to the Act and the laws of the Commonwealth of Virginia, other than its laws respecting choice of law, to the extent not preempted by ERISA.

9.04.	Gender and Number

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.05.	Legal Action

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.06.	Prohibition against Diversion of Funds

(a)     Except as provided herein and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, retired Participants, or their Beneficiaries.

(b)     In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to ERISA Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one year following the time of payment and the Trustees shall return such amount to the Employer within the one year period. Earnings of the Plan attributable to the excessive contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.07.	Bonding

Every Fiduciaryshall be bonded to the extent required by ERISA, and in such amount as required by ERISA. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.08.	Employer’s and Trustee’s Protective Clause

Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.09.	Insurer’s Protective Clause

Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.10.	Receipt and Release for Payments

Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt in such form as shall be determined by the Trustee or Employer.

9.11.	Action by the Employer

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.12.	Named Fiduciaries and Allocation of Responsibility

The “named Fiduciaries” of this Plan are (i) the Employer, (iii) the Administrator and (iii) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 5.01; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan (and except as investment responsibilities are otherwise allocated under the Plan’s Trust Agreement). Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.13.	Headings

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.14.	Disallowance of Contributions

Notwithstanding any provisions to the contrary, except Sections 3.06, 3.07 and 3.08, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance. Earnings of the Plan attributable to the disallowed contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.15.	Uniformity

All provisions of this Plan shall be interpreted and applied in a uniform and nondiscriminatory manner.

9.16.	Administration Necessary to Comply with Section 16

The Administrator and its Committee shall have the operational discretion and authority, to impose such additional restrictions and limitations on Participants who are subject to Section 16 of the Securities and Exchange Act of 1934, as the Administrator or its Committee shall deem necessary or advisable to comply with the provisions of Rule 16(b)-3 promulgated by the Securities and Exchange Commission.

9.17.	Severability

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan; and, the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

9.18     Errors and Omissions

Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with the terms of the Plan as long as the Plan does not conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan’s operation or administration, and the Plan Administrator determines that it would cost more to correct the error than is warranted, and if the Plan Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not, in the judgment of the Plan Administrator, result in discrimination in operation, the Plan Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this section is an additional Contribution.

ARTICLE X
PARTICIPATING EMPLOYERS

10.01.	Adoption by Other Employers

Notwithstanding anything herein to the contrary, with the consent of the Company and Trustee, any other corporation or entity, whether or not an affiliate or subsidiary of the Company, may adopt this Plan and all of the provisions hereof; and, participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.02.	Requirements of Participating Employers

(a)     Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)     The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)     The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant’s rights under the Plan, and all amounts credited to such Participant’s Elective Contribution Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

(d)     All rights and values forfeited by termination of employment shall inure only to the benefit of the Employee-Participants of the Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is a member of an affiliated or controlled group, then said Forfeiture shall be allocated, based on Compensation to all Participant Accounts of Participating Employers who are members of the affiliated or controlled group. Should an Employee of one (“First”) Employer be transferred to an associated (“Second”) Employer (the Employer, an affiliate or subsidiary), such transfer shall not cause his Account balance (generated while an Employee of “First” Employer) in any manner, or by any amount to be forfeited. Such Employee’s Participant Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the “Second” Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling amount so transferred.

(e)     Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.03.	Designation of Agent

Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.04.	Employee Transfers

It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.05.	Participating Employer’s Contribution

Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Account and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.06.	Amendment

Amendment of this Plan by the Company at any time when there shall be a Participating Employer hereunder shall only be by the written action of the Company, with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.07.	Discontinuance of Participation

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.08.	Administrator’s Authority

Administrator shall have sole and exclusive discretion and authority to make any and all necessary rules, interpretations or decisions, binding upon all Participating Employers and all Participants, to carry out the purposes of the Plan and this Article.

ARTICLE XI
TOP HEAVY RULES

11.01.	Top Heavy Plan Requirements

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.04 and the special minimum allocation requirements of Code Section 416(c) set forth in Section 5.06(d).

11.02.	Determination of Top Heavy Status

(a)     This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees and (ii) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds 60 percent of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group. Notwithstanding the above, on and after January 1, 2002, if no key employee or former key employee benefits under the Plan for the Plan Year, the Plan shall not be subject to the Code’s top-heavy provisions.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan. Effective for Plan Years commencing on or after January 1, 2002, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b)     Aggregate Account as of the Determination Date is the sum of the amounts listed below.

(1)     Participant’s Account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date.

(2)     An adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3)     Any Plan distributions made within the Plan Year that includes the Determination Date, or within the four preceding Plan Years if made for reasons other than death, disability or separation from service. Effective for Plan Years commencing on or after January 1, 2002, only Plan distributions made within the Plan Year that includes the Determination Date (however, any in-service distributions shall remain subject to the four-year look back rule in the preceding sentence if made for reasons other than death, disability or severance from employment). However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes, to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s Account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4)     Any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions, if any, shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5)     With respect to any unrelated rollovers and plan-to-plan transfers (ones that are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), the Plan shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant’s Aggregate Account balance.

(6)     With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), they shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)     For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)     “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group, as hereinafter determined.

(1)     Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

(2)     In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(3)     Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(4)     Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(5)     An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five years ending on the Determination Date.

(d)     “Determination Date” means the last day of the preceding Plan Year.

(e)     Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)     “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)     the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)     the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds 60 percent of a similar sum determined for all Participants.

SCHEDULE I
PARTICIPATING EMPLOYERS

Effective as of January 1, 2013

Subsidiaries and Divisions of Media General, Inc.

(a wholly owned subsidiary of Media General Communications, Inc.), including:

WJAR, WCMH, WNCN, and WVTM, June 26, 2006

Professional Communications Systems, a division of Media General, Inc., July 1, 1996. Ceased to be a Participating Employer as of December 31, 2012.

Subsidiaries and Divisions of Media General Operations, Inc.

(a wholly owned subsidiary of Media General Communications, Inc.), including:

Blockdot, Inc., July 16, 2005.

BoxerJam Media, June 3, 2002. Closed and employees transferred to Blockdot, Inc.

Divisions of Virginia Newspapers, Inc. (except as set forth specifically in Schedule II hereto), January 1, 1996 (Continued Participation as divisions of Media General Operations, Inc. as of December 22, 1999). Ceased to be a Participating Employer as of December 31, 2012.

Media General Newspapers, Inc. and its subsidiaries and divisions, (except for South Idaho Newspapers, Inc. and any Media General Newspapers, Inc. unit that was sold and for which a letter of intent to complete a sale was executed prior to the acquisition of Media General Newspapers, Inc.), June 1, 1997 (Continued Participation as divisions of Media General Operations, Inc. as of December 22, 1999). Ceased to be a Participating Employer as of December 31, 2012.

Media General Broadcasting, Inc. and its subsidiaries and divisions including The Potomac News (Woodbridge, VA), The Reidsville Review (Rockingham County, N.C.), and The Madison Messenger (Rockingham County, N.C.), (except for Roy H. Park Broadcasting of Utica-Rome, Inc. and Roy H. Park Broadcasting of Virginia, Inc., respectively, if such unit was sold prior to June 1, 1997), June 1, 1997 (Continued Participation as divisions of Media General Operations, Inc. as of December 22, 1999). WSAV-TV (Savannah, Georgia), WJTV-TV (Jackson, Mississippi), and WHLT-TV (Hattiesburg, Mississippi), October 1, 1997.

Media General Financial Services, Inc. – Until October 13, 2003. Terminating Media General Financial Services, Inc. Participants who remain or become employed with Media General Financial Services after October 13, 2003, may elect to rollover their Participant loans, if any, under the MG Advantage 401(k) Plan to the 401(k) Plan of the entity owning Media General Financial Services, Inc. after such date.

Register Publishing Company, Incorporated, August 1, 1996 [closing date of purchase of Danville Register & Bee] (Continued Participation as a division of Virginia Newspapers, Inc. as of December 28, 1997 [date of when Register Publishing Co. merged into Virginia Newspapers, Inc.,] and now as a division of Media General Operations, Inc. as of December 22, 1999).). Ceased to be a Participating Employer as of December 31, 2012.

Thomson, a division of Media General Operations, Inc., October 1, 2000. Ceased to be a Participating Employer as of December 31, 2012.

Spartan Communications, a division of Media General Operations, Inc., July 1, 2000.

SCHEDULE II
SPECIAL SERVICE CREDITING PROVISIONS

Employment with WJAR, WCMH, WNCN, WVTM. Effective June 26, 2006, each Eligible Employee of WJAR, WCMH, WNCN, or WVTM who became employees of the Company on June 26, 2006, will receive credit for Years of Service for vesting purposes as of their date of hire with WJAR, WCMH, WNCN, and WVTM

Employment with a Division of Virginia Newspapers, Inc. Notwithstanding the above provisions of this Section, effective as of October 26, 1995, each Eligible Employee of Virginia Newspapers, Inc. shall be credited with his Years of Service with any division of Virginia Newspapers, Inc., whether or not such service arose before or after such division’s acquisition by Virginia Newspapers, Inc. or the Company.

Professional Communications Systems Division. Notwithstanding the above provisions of this Section, effective as of July 1, 1996, each Eligible Employee of Professional Communications Systems, a division of Media General, Inc., shall be credited with his Years of Service with Professional Communications Systems, whether or not such service arose before or after Media General, Inc.’s acquisition of Professional Communications Systems.

Subsidiaries and Divisions of Media General Broadcasting, Inc. and Media General Newspapers, Inc. Notwithstanding the above provisions of this Section, effective as of June 1, 1997, each Eligible Employee of Media General Broadcasting, Inc., and Media General Newspapers, Inc., except employees of (i) South Idaho Newspapers, Inc., (ii) Roy H. Park Broadcasting of Utica-Rome, Inc. and (iii) Media General Newspapers, Inc. units sold and for which a letter of intent to sell was executed on or before June 1, 1997, shall be credited with his Years of Service with any subsidiary or division of Media General Broadcasting, Inc., and Media General Newspapers, Inc., whether or not such service arose before or after such subsidiary’s or division’s acquisition by Media General Broadcasting, Inc., or Media General Newspapers, Inc., or the Company. Effective as of October 1, 1997, Eligible Employees of WSAV-TV (Savannah, Georgia), WJTV-TV (Jackson, Mississippi), and WHLT-TV (Hattiesburg, Mississippi) shall be credited with Years of Service with any subsidiary or division of Media General Broadcasting, Inc., whether or not such service arose before or after such subsidiary’s or division’s acquisition by Media General Broadcasting, Inc. Effective as of July 1, 2000, Eligible Employees of Spartan Communications, shall be credited with Years of Service with any subsidiary or division of Media General Broadcasting, Inc., whether or not such service arose before or after such subsidiary’s or division’s acquisition by Media General Broadcasting, Inc. or its successor. Effective as of October 1, 2000, Eligible Employees of Thomson, shall be credited with Years of Service with any subsidiary or division of Media General Broadcasting, Inc., whether or not such service arose before or after such subsidiary’s or division’s acquisition by Media General Broadcasting, Inc., or its successor.

APPENDIX A
NONDISCRIMATION TESTING

1.01	Limitations on Elective Contributions

(a)     Actual Deferral Percentage Test. Effective for Plan Years beginning on and after January 1, 2009, the Plan shall meet the nondiscrimination requirements of Code Section 401(k) by satisfying the Actual Deferral Percentage (or ADP) test as set forth below:

(1)     The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current Plan Year’s ADP for Participants who were non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(2)     The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current Plan Year’s ADP for Participants who were non-Highly Compensated Employees for the current Plan Year multiplied by 2.0; provided, however, that the ADP for Participants who are Highly Compensated Employees does not exceed the current Plan Year’s ADP for Participants who were non-Highly Compensated Employees in the current Plan Year by more than two percentage points.

(b)     Participation in Multiple Plans. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his Account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if such Elective Contributions are made under a single arrangement. If a Highly Compensated Employee participates in a two or more arrangements described in Code Section 401(k) that are maintained by the Employer and that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(c)     Aggregation of Plans. In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, of if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Appendix A section 1.01 shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.

(d)     Timing of Contributions. For purposes of satisfying the ADP test, Elective Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed made.

(e)     Additional Requirements. The determination and treatment of Elective Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary from time to time.

(f)     Incorporation by Reference. Notwithstanding any provision of this Appendix A to the contrary, the Plan shall satisfy the requirements of Code Section 401(k) and the regulations thereunder, as incorporated herein by reference.

(g)     Roth Contributions. Roth Contributions made to the Plan on or after July 1, 2011, shall be treated as Elective Contributions for purposes of the nondiscrimination test described in this Appendix A.

1.02	Limitations on Matching Contributions

(a)     Contribution Percentage Test. Effective for Plan Years beginning on or after January 1, 2009, the Plan shall meet the nondiscrimination requirements of Code Section 401(m) by satisfying the Contribution Percentage (or ACP) test as set forth below:

(1)     The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current Plan Year’s ACP for Participants who were non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(2)     The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the current Plan Year’s ACP for Participants who were non-Highly Compensated Employees for the current Plan Year multiplied by two, provided, however, that the ACP for Participants who are Highly Compensated Employees does not exceed the current Plan Year’s ACP for Participants who were non-Highly Compensated Employees in the current Plan Year by more than two percentage points.

(b)     Participation in Multiple Plans. The ACP for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions allocated to his Account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if the total of such Matching Contributions was made under a single plan. If a Highly Compensated Employee participates in two or more arrangements described in Code Section 401(k) that are maintained by the Employer and that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(c)     Aggregation of Plans. In the event that the Plan satisfies requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, then this Appendix A section 1.02 shall be applied by determining the ACP of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

(d)     Timing of Contributions. For purposes of satisfying the Contribution Percentage test, Matching Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12 month period immediately following the Plan Year for which such contributions are deemed to be made.

(e)     Additional Requirements. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. For any Plan Year in which the Plan fails to satisfy the requirements of Code Section 401(m)(11), but meets the requirements of Code Section 401(k)(12), this Section 1.02 shall be applied in accordance with the rules set forth in section VIII.F of IRS Notice 98-52, 1998-2 CB 634.

(f)     Incorporation by Reference. Notwithstanding any provision of this Appendix A to the contrary, the Plan shall satisfy the requirements of Code Section 401(m) and the regulations thereunder, as incorporated herein by reference.

1.03.     Excess Contributions

(a)     Timing of Distributions. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss applicable thereto (including income attributable to the period after the end of the Plan Year and before the date of distribution), shall be distributed no later than two and a half months after the last day of each Plan Year to Highly Compensated Employees to whose Account such Excess Contributions were allocated for the preceding Plan Year. Effective for Plan Years beginning on or after January 1, 2009, the Plan Administrator shall not distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the Excess Contributions occurred and prior to the distribution).

(b)     Taxation of Distributions. The Excess Contributions shall be treated as received and earned by the Highly Compensated Employee in the taxable year for which the Excess Contribution is made. If the Excess Contribution is less than $100, the distribution shall be treated as earned and received by the Highly Compensated Employee in the taxable year in which the distribution is made.

(c)     Method of Distribution. Distributions of Excess Contributions shall be made from the Elective Deferral Accounts of Highly Compensated Employees pursuant to the following steps:

(1)     The Elective Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s Elective Contributions to equal the dollar amount of the Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount.

(2)     The process in step (1) shall be repeated until the total Excess Contributions have been distributed. If a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount is distributed.

(d)     Income or Loss. Excess Contributions shall be adjusted for any income or loss up to the last day of the Plan Year in which they occur and through the date that the Excess Contributions are distributed. The income or loss allocable to Excess Contributions must be determined based on any reasonable method selected by the Employer.

(e)     Nondiscrimination Requirements Satisfied. If these distributions are made, the Plan is treated as meeting the nondiscrimination test of Code Section 401(k)(3) regardless of whether the Actual Deferral Percentage test, if recalculated after distribution, would satisfy Code Section 401(k)(3). The Employer shall retain adequate records to demonstrate compliance with the nondiscrimination requirements under Code Section 401(k)(3).

(f)     Forfeiture of Matching Contributions. Matching Contributions which related to Elective Contributions distributed as Excess Contributions shall be forfeited as of the last Valuation Date of the Plan Year to which the Excess Contributions relate.

1.04.	Excess Matching Contributions

(a)     Timing of Corrections. Notwithstanding any other provision of this Plan, Excess Matching Contributions, plus any income and minus any loss allocable thereto (including income attributable to the period after the end of the Plan Year and before the date of distribution), shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than two and a half months after the last day of each Plan Year to Highly Compensated Employees to whose accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year. Effective for Plan Years beginning on or after January 1, 2009, the Plan Administrator shall not distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the Excess Matching Contributions occurred and prior to the distribution).

(b)     Taxation of Distributions. The Excess Matching Contributions shall be treated as received and earned by the Highly Compensated Employee in the taxable year for which the Excess Matching Contribution is made. If the Excess Matching Contribution is less than $100, the distribution shall be treated as earned and received by the Highly Compensated Employee in the taxable year in which the distribution is made.

(c)     Method of Distribution. Excess Matching Contributions shall be distributed or forfeited, if forfeitable, pursuant to the following steps:

(1)     The Employee and/or Matching Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s Employee and/or Matching Contributions to equal the dollar amount of the Employee and/or Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount.

(2)     The process in step (1) shall be repeated until the total Excess Matching Contributions have been distributed. If a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Matching Contributions, the lesser reduction amount is distributed.

(d)     Income or Loss. Excess Matching Contributions shall be adjusted for income or loss up to the last day of the Plan Year in which they occur and through the date that the Excess Matching Contributions are distributed. The income or loss allocable to Excess Matching Contributions must be determined based on any reasonable method selected by the Employer.

(e)     Forfeitures. Matching Contributions which are not fully vested when they are due to be distributed as Excess Matching Contributions shall be forfeited as of the last Valuation Date of the Plan Year to which the Excess Matching Contributions relate in accordance with Section 7.04(b). Amounts forfeited by Highly Compensated Employees under this Appendix A section 1.04 shall be treated as Annual Additions under the Plan.

(f)     Order of Distribution or Forfeiture. The distribution or forfeiture of Excess Matching Contributions shall be made from a Participant’s Accounts in the following order: Matching Contributions distributed or forfeited pursuant to Appendix A section 1.03(f); and Matching Contributions other than those described in subparagraph (1) above.

(g)     Nondiscrimination Requirements Satisfied. If these distributions or forfeitures are made, the Plan is treated as meeting the nondiscrimination test of Code Section 401(m)(2) regardless of whether the Contribution Percentage test, if recalculated after distributions or forfeitures, would satisfy Code Section 401(m)(2). The Employer shall retain adequate records to demonstrate compliance with the nondiscrimination requirements under Code Section 401(m)(2), including the extent to which Elective Contributions are taken into account for purposes of Appendix A section 1.02.

1.05.     Definitions

(a)     Actual Deferral Percentage or ADP

Actual Deferral Percentage or ADP means, for purposes of measuring compliance with Code Section 401(k) for a specified group of Employees for each Plan Year, the average of the ratios (calculated separately for each Employee in the group) of

(1)     the amount of Employer contributions made on behalf of the Employee for the Plan Year, to

(2)     the Employee’s compensation under Code section 414(s) (but not in excess of the applicable Code section 401(a)(17) limit) for the Plan Year.

For purposes of this definition, Employer contributions shall include Elective Contributions, including Excess Deferred Compensation of Highly Compensated Employees but not including Elective Contributions taken into account under Appendix A section 1.02 (provided the test is satisfied both with and without the exclusion of these Elective Contributions). The Actual Deferral Percentage of an Employee who is eligible to but does not make an Elective Deferral is zero.

(b)     Contribution Percentage or ACP

Contribution Percentage or ACP means, for purposes of measuring compliance with Code Section 401(m) for a specified group of Employees for each Plan Year, the average of the ratios (expressed as a percentage) of

(1)     the Matching Contributions allocated to the Account of each such Employee for the Plan Year to

(2)     the Employee’s compensation under Code section 414(s) (but not in excess of the applicable Code section 401(a)(17) limit) for the Plan Year.

Forfeitures of Excess Matching Contributions or Matching Contributions that are allocated to the Participant’s Account shall be taken into account in determining a Participant’s Contribution Percentage in the year in which such Forfeiture is allocated. In addition, any Elective Contributions, to the extent not taken into account in Appendix A section 1.01, may be included in a Participant’s Contribution Percentage (provided that the test under Appendix A section 1.01 is satisfied both before and after such Elective Contributions are excluded). A Participant’s Contribution Percentage shall not include Matching Contributions that are forfeited either to correct Excess Matching Contributions or because the contributions to which they relate are Excess Deferred Compensation or Excess Contributions.

(c)     Excess Matching Contributions

Excess Matching Contributions means, with respect to any Plan Year, the excess of the amount of Matching Contributions (and any Elective Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations described in Appendix A section 1.02. Excess Matching Contributions shall be treated as Annual Additions under the Plan. To determine the total Excess Matching Contributions under the Plan for a Plan Year,

(1)     calculate the reduction in contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages in accordance with Treasury Regulation section 1.401(m)-1(e)(2); then

(2)     total the dollar amounts calculated in paragraph (1).

Such determination shall be made after first determining Excess Deferred Compensation and then determining Excess Contributions.

(d)     Excess Contributions

Excess Contributions means, with respect to any Plan Year, the amount of Elective Contributions actually paid into the Trust Fund on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under Appendix A section 1.01. Excess Contributions shall be treated as Annual Additions under the Plan. To determine the total Excess Contributions under the Plan for a Plan Year,

(1)     calculate the reduction in contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages, in accordance with Treasury Regulation section 1.401(k)-1(f)(2); then

(2)     total the dollar amounts calculated in paragraph (1).

Such determination shall be made after first determining Excess Deferred Compensation.